                                                                   EXHIBIT 10.1


                                                                 EXECUTION COPY





                         RECEIVABLES TRANSFER AGREEMENT


              --------------------------------------------------




                                    BETWEEN


                             SIERRACITIES.COM INC.

                      FIRST SIERRA RECEIVABLES III, INC.,

                           FIRST UNION NATIONAL BANK,

                     VARIABLE FUNDING CAPITAL CORPORATION,

                 FIRST SIERRA EQUIPMENT CONTRACT TRUST 1999-H,

                          FAIRWAY FINANCE CORPORATION,

                             BANKERS TRUST COMPANY

                                      AND

            FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST 2000-1
              COMMON LAW TRUST ACTING THROUGH CHRISTIANA BANK AND
          TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS
                                 OWNER TRUSTEE


              --------------------------------------------------



                                  DATED AS OF

                                 MARCH 1, 2000

                               TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----
ARTICLE I DEFINITIONS....................................................................................3

   SECTION 1.01           Definitions....................................................................3
   SECTION 1.02           Other Definitional Provisions..................................................3

ARTICLE II TRANSFER OF CONVEYED ASSETS...................................................................4

   SECTION 2.01           Direction; Acquisition of Initial Conveyed Assets..............................4
   SECTION 2.02           Conveyance of Subsequent Conveyed Assets.......................................6
   SECTION 2.03           Custody of Contract Files......................................................8
   SECTION 2.04           Intention of the Parties; Grant of Security Interest...........................8

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................................................8

   SECTION 3.01           Representations and Warranties.................................................8
   SECTION 3.02           Removal of Non-Conforming Contracts by SierraCities.com.......................20
   SECTION 3.03           Substitution of Contracts and Equipment by SierraCities.com...................20

ARTICLE IV COVENANTS....................................................................................21

   SECTION 4.01           Seller and SierraCities.com Covenants.........................................21
   SECTION 4.02           Receivables III Covenants.....................................................24
   SECTION 4.03           Transfer of Conveyed Assets...................................................27

ARTICLE V CONDITIONS PRECEDENT..........................................................................27

   SECTION 5.01           Conditions to Trust Obligations...............................................27

ARTICLE VI TERMINATION..................................................................................28

   SECTION 6.01           Termination...................................................................28
   SECTION 6.02           Effect of Termination.........................................................28

ARTICLE VII MISCELLANEOUS PROVISIONS....................................................................28

   SECTION 7.01           Amendment.....................................................................28
   SECTION 7.02           GOVERNING LAW.................................................................28
   SECTION 7.03           Notices.......................................................................29
   SECTION 7.04           Severability of Provisions....................................................30
   SECTION 7.05           Assignment....................................................................30
   SECTION 7.06           Further Assurances............................................................30
   SECTION 7.07           No Waiver; Cumulative Remedies................................................30
   SECTION 7.08           Counterparts..................................................................30
   SECTION 7.09           Binding Effect: Third-Party Beneficiaries.....................................30
   SECTION 7.10           Merger and Integration........................................................30
   SECTION 7.11           Headings......................................................................30
   SECTION 7.12           Schedules and Exhibits........................................................30
   SECTION 7.13           No Bankruptcy Petition Against Receivables III or the Trust...................30


                         Exhibits, Schedules & Annexes

EXHIBIT A          FORM OF SUBSEQUENT TRANSFER AGREEMENT

Schedule 1         LIST OF INITIAL CONTRACTS
Annex A            DEFINED TERMS

                         RECEIVABLES TRANSFER AGREEMENT

                  THIS RECEIVABLES TRANSFER AGREEMENT (this "Agreement"), dated as of March 1, 2000, is entered into among SIERRACITIES.COM INC., formerly First Sierra Financial Inc. ("SierraCities.com"), a Delaware corporation located at 600 Travis Street, Suite 7050, Houston, Texas 77002, in its individual capacity, FIRST SIERRA RECEIVABLES III, INC. ("Receivables III"), a Delaware corporation located at 600 Travis Street, Suite 7050, Houston, Texas 77002, FIRST UNION NATIONAL BANK (formerly First Union National Bank of North Carolina) ("First Union"), a Delaware corporation located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288, VARIABLE FUNDING CAPITAL CORPORATION ("VFCC"), a Delaware corporation located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288 0610, FAIRWAY FINANCE CORPORATION ("FFC"), a Delaware corporation located at 11 West Monroe, Floor 20 East, Chicago, Illinois 60603, BANKERS TRUST COMPANY (the "Indenture Trustee") a New York banking corporation located at Four Albany Street, New York, New York 10006, not in its individual capacity but as Trustee of the First Sierra Equipment Lease Trust 1997-A, the First Sierra Equipment Lease Trust 1997-B and the First Sierra Equipment Lease Trust 1998-E (each as defined herein), FIRST SIERRA EQUIPMENT CONTRACT TRUST 1999-H, a Delaware business trust (the "Series 1999-H Trust") and FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST 2000-1 (the "Issuer" or the "Trust"), a Delaware common law trust acting through Christiana Bank and Trust Company, not in its individual capacity but solely as Owner Trustee, located at Greenville Center, 3801 Kennett Pike, Greenville, Delaware 19807. The First Sierra Equipment Lease Trust 1997-A, the First Sierra Equipment Lease Trust 1997-B, the First Sierra Equipment Lease Trust 1998-E and the First Sierra Equipment Contract Trust 1999-H are collectively referred to herein as the "Warehouse Trusts." Receivables III and each Warehouse Trust are collectively referred to herein as the "Sellers." First Union, VFCC and FCC are collectively referred to herein as the "Investors."

                                  WITNESSETH:

                  WHEREAS, SierraCities.com in the ordinary course of its business acquires and originates equipment contracts and commercial loans in the United States; and

                  WHEREAS, Receivables III, SierraCities.com and Bankers Trust Company have entered into an Amended and Restated Master Investment Pooling and Servicing Agreement, dated as of March 25, 1998 (the "Investment Agreement"), whereby Receivables III may, from time to time, sell pools of contracts, contract receivables, equipment and certain rights related thereto and arising therefrom ("Assets") to one or more trusts to be formed pursuant to the Investment Agreement and a supplement thereto; and

                  WHEREAS, pursuant to the Investment Agreement, the parties thereto may, from time to time, execute a supplement to the Investment Agreement and form a trust for the purpose of (i) accepting the transfer of a specific pool of Assets from

Receivables III, (ii) issuing one or more senior certificates ("Senior Certificates"), junior certificates ("Junior Certificates") and residual certificates ("Residual Certificates" and, together with the Senior Certificates, the "Certificates") representing beneficial ownership interests in the assets of each trust and (iii) selling the Senior Certificates to investors; and

                  WHEREAS, pursuant to a Series 1997-A Supplement, dated as of June 30, 1997, as amended (the "Series 1997-A Supplement"), among Receivables III, SierraCities.com, Bankers Trust Company and First Union, the parties thereto formed a trust (the "First Sierra Equipment Lease Trust 1997-A"), issued a Senior Certificate to First Union representing the senior beneficial ownership interest in the Assets conveyed by Receivables III to the First Sierra Equipment Lease Trust 1997-A (the "1997-A Assets") and issued a Residual Certificate to Receivables III representing the residual beneficial ownership interest in the 1997-A Assets conveyed to the First Sierra Equipment Lease Trust 1997-A; and

                  WHEREAS, First Union and Receivables III, as the beneficial owners of the 1997-A Assets in the First Sierra Equipment Lease Trust 1997-A, have directed that Bankers Trust Company, as the Trustee of such trust, convey the 1997-A Assets to the Trust; and

                  WHEREAS, pursuant to a Series 1997-B Supplement, dated as of June 26, 1997, as amended (the "Series 1997-B Supplement"), among Receivables III, SierraCities.com, Bankers Trust Company, VFCC and First Union, the parties thereto formed a trust (the "First Sierra Equipment Lease Trust 1997-B", issued a Senior Certificate to VFCC representing the senior beneficial ownership interest in the Assets conveyed by Receivables III to the First Sierra Equipment Lease Trust 1997-B (the "1997-B Assets") and issued a Residual Certificate to Receivables III representing the residual beneficial ownership interest in the 1997-B Assets conveyed to the First Sierra Equipment Lease Trust 1997-B; and

                  WHEREAS, VFCC and Receivables III, as the beneficial owners of the 1997-B Assets in the First Sierra Equipment Lease Trust 1997-B, have directed that Bankers Trust Company, as trustee of such trust, convey the 1997-B Assets to the Trust; and

                  WHEREAS, pursuant to a Series 1998-E Supplement, dated as of December 21, 1998 (the "Series 1998-E Supplement"), among Receivables III, SierraCities.com, Bankers Trust Company, FFC and Nesbitt Burns Securities, Inc., the parties thereto formed a trust (the "First Sierra Equipment Lease Trust 1998-E"), issued a Senior Certificate to FFC representing a senior beneficial ownership interest in the Assets conveyed by Receivables III to the First Sierra Equipment Lease Trust 1998-E and issued a junior certificate representing a junior beneficial ownership interest in the Assets conveyed by Receivables III to the First Sierra Equipment Lease Trust 1998-E (the "1998-E Assets") and a Residual Certificate to Receivables III representing the residual beneficial ownership interest in the 1998-E Assets conveyed to the First Sierra Equipment Lease Trust 1998-E; and

                  WHEREAS, FFC and Receivables III, as the beneficial owners of the 1998-E Assets in the First Sierra Equipment Lease Trust 1998-E, have directed that Bankers Trust Company, as trustee of such trust, convey the 1998-E Assets to the Trust; and

                  WHEREAS, pursuant to a Facility Agreement, dated as of August 1, 1999 (the "Series 1999-H Facility Agreement"), among Receivables III, SierraCities.com, the Series 1999-H Trust, Bankers Trust Company, issued a secured note to Merrill Lynch Mortgage Capital Inc., secured by the Assets conveyed by Receivables III to the Series 1999-H Trust (the "1999-H Assets") and a trust certificate to Receivables III representing the beneficial ownership interest in the Series 1999-H Trust and the 1999-H Assets; and

                  WHEREAS, the Series 1999-H Trust, as the beneficial owner of the 1999-H Assets, and Receivables III, as the holder of the trust certificate issued by the Series 1999-H Trust, desire to convey the 1999-H Assets to the Trust; and

                  WHEREAS, each of the Warehouse Trusts, on behalf of and at the request of Receivables III, have agreed to, and Receivables III desires to convey, transfer, contribute and assign all of its right, title and interest in and to the 1997-A Assets, the 1997-B Assets, the 1998-E Assets and the 1999-H Assets, as applicable, to the Owner Trustee, on behalf of the Trust, upon the terms and conditions hereinafter set forth; and

                  WHEREAS, each of the Sellers and the Trust agree that all representations, warranties, covenants and agreements made by it herein shall be for the benefit of the Noteholders, the Trust Certificateholder, the Owner Trustee and Indenture Trustee.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


                  SECTION 101. Definitions. Whenever used in this Agreement, capitalized terms used and not defined herein shall have the meanings set forth in Annex A to the Indenture.

                  SECTION  102. Other Definitional Provisions.


                  (a) Terms used in Related Documents. Each term defined in this Agreement will have the meaning assigned to such term in this Agreement when used in any certificate or other document made or delivered pursuant to this Agreement, unless such term is otherwise defined therein.

                  (b) Accounting Terms. As used in this Agreement, accounting terms which are not defined pursuant to Section 1.01 have the respective meanings given to them under generally accepted accounting principles, as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement will control.

                  (c) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

                  (d) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                  (e) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.


                                  ARTICLE II

                          TRANSFER OF CONVEYED ASSETS


                  SECTION 2.01 Direction; Acquisition of Initial Conveyed
Assets.

                  (a) (i) In accordance with the terms of the Investment Agreement, each of the Investors, as the Senior Certificateholders of the related Warehouse Trust, and Receivables III, as the Junior Certificateholder and the Residual Certificateholder of the Warehouse Trusts, together representing all of the beneficial ownership interests in the Warehouse Trusts, hereby direct Bankers Trust Company to convey to the Trust those assets of each Warehouse Trust and Receivables III which comprise the Initial Conveyed Assets. Upon receipt of the consideration specified below, each of the Investors hereby release all of its right, title and interest in, to and under the Initial Conveyed Assets, such receipt being hereby acknowledged by execution of this Agreement by each Investor.

                  (ii) Receivables III, as the Residual Certificateholder of the Warehouse Trusts, hereby requests the Warehouse Trusts to join in the conveyance of the Initial Conveyed Assets.

                  (iii) Receivables III, as the holder of the trust certificate issued by the Series 1999-H Trust, hereby directs the Series 1999-H Trust to convey to the Trust those assets of the Series 1999-H Trust which comprise the Initial Conveyed Assets. Upon receipt of the consideration specified below, Merrill Lynch Mortgage Capital, Inc. hereby releases all of its right, title and interest in, to and under the Initial Conveyed Assets, such receipt being hereby acknowledged by execution of this Agreement by Merrill Lynch Mortgage Capital, Inc.

                  (b) In consideration for (w) the issuance to Receivables III of the trust certificate to be issued by the Holding Trust pursuant to the Holding Trust Agreement, (x) the issuance to the Holding Trust of the trust certificate to be issued by the Trust pursuant to the Trust Agreement, (y) the receipt of $1,849,154.00 by First Sierra Equipment Lease Trust 1997-A, $92,970,672.00 by First Sierra Equipment Lease Trust 1997-B, $38,758,611.00 by First Sierra Equipment Lease Trust 1998-E and $49,770,430.00 by the Series 1999-H Trust on behalf of Merrill Lynch Mortgage Capital, Inc. and (z) other good and valuable consideration, each of the Sellers hereby sells, transfers, assigns, sets over and conveys to the Trust all of its right, title and interest in, to and under the Initial Conveyed Assets (with respect to each Seller individually, to the extent of such Seller's interest in such Initial Conveyed Assets, whether now existing or hereinafter arising, without recourse (except as may be set forth in the Servicing Agreement)).

                  (c) In connection with such sale and conveyance, each Seller agrees to record and file, at the expense of the Servicer, financing statements (and thereafter will file continuation statements with respect to such financing statements) with respect to the related Initial Conveyed Assets contributed and to be transferred to the Trust pursuant to this Agreement, the related Subsequent Conveyed Assets to be contributed and transferred to the Trust pursuant to a Subsequent Transfer Agreement and the Substitute Conveyed Assets, meeting the requirements of applicable state law and the Filing Requirements in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the transfer, conveyance and contribution of the related Initial Conveyed Assets, the related Subsequent Conveyed Assets and the related Substitute Conveyed Assets (subject to the Filing Requirements with respect to the Equipment) from each of the Sellers to the Trust and the transfer, assignment and pledge of the Pledged Property from the Trust to the Indenture Trustee on behalf of the Noteholders, pursuant to the Indenture, and to deliver an executed copy of such financing statements or other evidence of such filings to the Trust (and copies to the Indenture Trustee) on or prior to each Conveyance Date; provided, however, that the Contract Files (including each original executed Contract) will not be physically delivered to the Trust but instead will be delivered to and held by the Indenture Trustee on behalf of the Trust.

                  (d) In connection with such assignment and conveyance, SierraCities.com shall, at its own expense, on or prior to the related Conveyance Date, and with respect to Substitute Contracts, as soon as possible, but in no event later than two (2) Business Days after the related Conveyance Date (i) cause the Contract Management System to be marked with a specified code (the "Contract Management Code") to show that the Initial Conveyed Assets, the Subsequent Conveyed Assets or the

Substitute Conveyed Assets, as the case may be, have been assigned and transferred to the Trust in accordance with this Agreement and pledged to the Indenture Trustee on behalf of the Noteholders, pursuant to the Indenture and
(ii) prepare and hold in its capacity as Servicer, as agent of the Trust and the Indenture Trustee the List of Initial Contracts on or prior to the Closing Date. Pursuant to Section 2.02 hereof, the Sellers may during the Pre-Funding Period, convey Subsequent Contracts to the Trust at any time by delivering a List of Subsequent Contracts to the Trust on each Conveyance Date containing for each Subsequent Contract transferred on such Conveyance Date the information set forth in the definition of List of Subsequent Contracts. Pursuant to Section 3.03 hereof, SierraCities.com from time to time may convey Substitute Contracts to the Trust at any time by delivering a List of Substitute Contracts to the Trust on each Conveyance Date containing for each Substitute Contract transferred on such Conveyance Date the information set forth in the definition of List of Substitute Contracts.

                  (e) The sale and conveyance of the Conveyed Assets will be without recourse to the Sellers.

                  SECTION 2.02 Conveyance of Subsequent Conveyed Assets.

                  (a) Subject to the conditions set forth in paragraph (c) below, in consideration of the Trust's delivery on the related Subsequent Transfer Date of funds in the Pre-Funding Account in the amount determined in accordance with Section 2.02(b) hereof, each of the Sellers shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey, without recourse, to the Trust, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of such Seller in, to and under the Subsequent Conveyed Assets identified on the related List of Subsequent Contracts (with respect to each Seller individually, to the extent of such Seller's interest in such Initial Conveyed Assets, whether now existing or hereinafter arising, without recourse (except as may be set forth in the Servicing Agreement)). The transfer by the Sellers to the Trust of the Subsequent Conveyed Assets identified on each List of Subsequent Contracts shall be absolute and is intended by the Sellers and the Trust to constitute and to be treated as a sale of the Subsequent Conveyed Assets by each Seller to the Trust. Subsequent Transfer Dates occur not more frequently than once a month.

                  The original executed counterpart for each Subsequent Contract shall be delivered to the Indenture Trustee, on behalf of the Trust, two Business Days prior to the related Subsequent Transfer Date.

                  (b) The purchase price paid by the Indenture Trustee, at the direction of the Depositor, on behalf of the Trust, from amounts released from the Pre-Funding Account shall be equal to the aggregate Discounted Contract Balance of the Subsequent Contracts so transferred on the related Subsequent Transfer Date.

                  (c) The Sellers shall transfer to the Trust the Subsequent Conveyed Assets and the Depositor on behalf of the Trust shall cause to be released funds from the

Pre-Funding Account, only upon satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) The Sellers shall have delivered to the Indenture Trustee, as custodian, a duly executed Subsequent Transfer Agreement, substantially in the form of Exhibit A attached hereto, including a List of Subsequent Contracts attached thereto, and confirming the satisfaction of each condition precedent specified in this paragraph
         (c);

                  (ii) As of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Agreement, none of the Sellers (a) shall be insolvent or have been made insolvent by such transfers, nor shall they be aware of any pending insolvency, (b) shall intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (c) shall make such transfer with actual intent to hinder, delay or defraud any Person, and (d) shall have assets that constitute unreasonably small capital to carry out its business as then conducted;

                  (iii) Each such Subsequent Contract must satisfy the representations and warranties made in the Servicing Agreement and each Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                  (iv) The Sellers shall not have selected such Subsequent Contracts in a manner that they reasonably believe is adverse to the interests of the Noteholders;

                  (v) Such sale and transfer shall not result in a material adverse tax consequence to the Trust;

                  (vi) The Pre-Funding Period shall not have terminated;

                  (vii) The Sellers shall have provided the Indenture Trustee and the Rating Agencies with an Addition Notice not later than three Business Days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the related Subsequent Contracts;

                  (viii) The Sellers shall have deposited in the Collection Account all collections in respect of the related Subsequent Contracts since the related Subsequent Cut-Off Date;

                  (ix) Each Seller shall, at its own expense, on or prior to the related Subsequent Transfer Date, indicate in its computer files that the Subsequent Contracts identified in the related Subsequent Transfer Agreement have been sold to the Trust pursuant to such Subsequent Transfer Agreement and pledged to the Indenture Trustee pursuant to the Indenture;

                  (x) Copies of relevant UCC financing statements prepared for filing by the Servicer pursuant to Section 2.01(c) hereof shall have been delivered to the Indenture Trustee and all Filing Requirements shall have been complied with;

                  (xi) SierraCities.com and the Sellers shall have delivered to the Rating Agencies and the Indenture Trustee "bringdown opinions" to the Opinions of Counsel regarding bankruptcy, corporate enforceability and perfection delivered on the Closing Date and such other opinions as the Indenture Trustee may reasonably request with respect to the transfer of such Subsequent Contracts.

                  SECTION 2.03 Custody of Contract Files. In connection with the sale, assignment, transfer and conveyance of the Contracts to the Trust pursuant to this Agreement, the Indenture Trustee will retain the Contract Files and any related evidence of insurance and payments in accordance with the terms of the Indenture.

                  SECTION 2.04 Intention of the Parties; Grant of Security Interest. It is the intention of the parties hereto that each transfer of the Conveyed Assets to be made pursuant to the terms hereof shall constitute an absolute assignment and a sale of such Contract by each Seller to the Trust and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that this Agreement and each Subsequent Transfer Agreement is deemed to be a security agreement and that each Seller shall be deemed to have granted to the Trust as of the related Conveyance Date a first priority perfected security interest in all of such Seller's right, title and interest in, to and under each Conveyed Asset, and all income and proceeds thereof. Such grant is made to secure the payment of all amounts payable under this Agreement and each related Subsequent Transfer Agreement.



                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01 Representations and Warranties.

                  (a) SierraCities.com hereby makes the following representations and warranties for the benefit of the Owner Trustee, the Indenture Trustee, the Noteholders and the Trust. Such representations and warranties are made as of any Conveyance Date with respect to Contracts transferred to the Trust on such date and shall survive each assignment, transfer and conveyance by SierraCities.com of the Conveyed Assets to the Trust and its successors and assigns.

                  (i) Organization and Good Standing. SierraCities.com is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire and own the Conveyed Assets;

                  (ii) Due Qualification. SierraCities.com is qualified as a foreign corporation in any state where it is required to be so qualified to conduct its business, to enforce the Source Agreements to which it is a party, and to service the Contracts as required by the Servicing Agreement and has obtained all necessary licenses, consents and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed, consented to or approved could reasonably be expected materially and adversely to affect the ability of SierraCities.com to comply with the terms of this Agreement or any other Transaction Document to which it is a party;

                  (iii) Legal Name. The legal name of SierraCities.com is as set forth on the signature line of this Agreement and, other than the change from First Sierra Financial, Inc. to SierraCities.com Inc., SierraCities.com has not changed its name since its incorporation and since its incorporation, SierraCities.com did not use, nor does SierraCities.com now use, any trade names, fictitious names, assumed name of "doing business as" names;

                  (iv) Power and Authority. SierraCities.com has the corporate power and authority to execute and deliver this Agreement, the Source Agreements to which it is a party and the Contracts and any other Transaction Document to which it is a party, and to carry out their respective terms; and the execution, delivery, and performance of this Agreement, the Source Agreements, the Contracts and any other Transaction Document to which it is a party has been duly authorized by SierraCities.com by all necessary corporate action;

                  (v) Due Execution and Delivery. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered on behalf of SierraCities.com;

                  (vi) Valid Assignment; Binding Obligations. This Agreement and the other Transaction Documents to which SierraCities.com is a party, when duly executed and delivered, will constitute legal, valid, and binding obligations of SierraCities.com enforceable against SierraCities.com in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (vii) Insolvency. SierraCities.com is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations hereunder and under each other Transaction Document to which it is a party;

                  (viii) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and each Transaction Document to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of SierraCities.com, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which SierraCities.com is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement or each Transaction Document to which it is a party or violate any law or any order, injunction, writ, rule, or regulation applicable to SierraCities.com of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over SierraCities.com or any of its properties which would have a material adverse effect on the Conveyed Assets;

                  (ix) Ability to Perform. No event has occurred which adversely affects SierraCities.com's operations or its ability to perform its obligations under the Transaction Documents to which it is a party;

                  (x) No Proceedings. There are no Proceedings or investigations pending, or, to the knowledge of SierraCities.com, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement or each other Transaction Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of SierraCities.com) materially and adversely affect the performance by SierraCities.com of its obligations under, or the validity or enforceability of, this Agreement or each other Transaction Document to which it is a party;

                  (xi) No Consent Required. SierraCities.com is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party, except for such as have been obtained, effected or made;

                  (xii) Consolidated Return Taxable Income from the Equipment and the Related Contracts. The Depositor and SierraCities.com are members of an affiliated group within the meaning of Section 1504 of the Code which has filed, and will continue to file, a consolidated return for federal income tax purposes at all times until satisfaction in full of all obligations (i) of SierraCities.com hereunder and (ii) of SierraCities.com and the Depositor under the Transaction Documents or other documents relating to the financing contemplated hereby. The Depositor shall treat the Contracts as owned by it for federal, state and local income tax purposes, and the affiliated group of which the Depositor is a member within the meaning of Section 1504 of the Code shall treat the Contracts as owned by the Depositor and shall report and include the rental and other income from the Equipment and the Contracts in gross income;

                  (xiii) Principal Place of Business. The principal place of business and chief executive office of SierraCities.com is located at 600 Travis Street, Suite 7050, Houston, Texas 77002 and, there are now no, and during the past four months there have not been, any other locations where SierraCities.com is located (as that term is used in the UCC in the state of such location) except that, with respect to such changes occurring after the date of this Agreement, as shall have been specifically disclosed to the Servicer and the Indenture Trustee in writing;

                  (xiv) Tax Returns. SierraCities.com has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from SierraCities.com; and

                  (xv) Pensions. Each pension plan or profit sharing plan to which SierraCities.com is a party has been fully funded in accordance with the obligations of SierraCities.com set forth in such plan.

                  (b) Receivables III, on its own behalf and as beneficial owner of the trust certificate issued by the Series 1999-H Trust, hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Owner Trustee, the Noteholders and the Trust. Such representations and warranties are made as of each Conveyance Date and shall survive each sale, assignment, transfer and conveyance by the Sellers of the respective Conveyed Assets to the Trust and its successors and assigns.

                  (i) Organization and Good Standing. Receivables III is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire and own the Conveyed Assets. Receivables III has no subsidiaries other than special purpose trusts created to finance the acquisition of Contracts and Equipment;

                  (ii) Due Qualification. Receivables III is qualified as a foreign corporation in any state where it is required to be so qualified to conduct its business and has obtained all necessary licenses, consents and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed, consented to or approved could reasonably be expected materially and adversely to affect the ability of Receivables III to comply with the terms of this Agreement or any other Transaction Document to which it is a party;

                  (iii) Legal Name. The legal name of Receivables III is as set forth in the signature line of this Agreement and Receivables III has not changed its name since its incorporation and since its incorporation, Receivables III did not use, nor does Receivables III now use, any trade names, fictitious names, assumed name of "doing business as" names;

                  (iv) Power and Authority. Receivables III has the corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party, and to carry out their respective terms; Receivables III has duly authorized the sale and assignment to the Owner Trustee, on behalf of the Trust, of all of its right, title and interest, if any, in the Conveyed Assets by all necessary corporate action; and the execution, delivery, and performance of this Agreement and any other Transaction Document to which it is a party has been duly authorized by Receivables III by all necessary corporate action;

                  (v) Due Execution and Delivery. This Agreement has been duly executed and delivered on behalf of Receivables III;

                  (vi) Valid Assignment; Binding Obligations. This Agreement constitutes a valid assignment, transfer and conveyance to the Owner Trustee, on behalf of the Trust, of all right, title, and interest of Receivables III in, to and under the Conveyed Assets, and the Conveyed Assets will be held by the Trust free and clear of any Lien of any Person claiming through or under Receivables III, except the lien on the Conveyed Assets in favor of the Indenture Trustee granted pursuant to the Indenture; and this Agreement, when duly executed and delivered, will constitute the legal, valid, and binding obligation of Receivables III enforceable against Receivables III in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (vii) Insolvency. Receivables III is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations hereunder and under each other Transaction Document to which it is a party;

                  (viii) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and each Transaction Document to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of Receivables III, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which Receivables III is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and each Transaction Document to which it is a party, or violate any law or any order, injunction, writ, rule, or regulation applicable to Receivables III of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over Receivables III or any of its properties which would have a material adverse effect on the Conveyed Assets;

                  (ix) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Receivables III, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement or any Transaction Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of Receivables III) materially and adversely affect the performance by Receivables III of its obligations under, or the validity or enforceability of, this Agreement or any Transaction Document to which it is a party;

                  (x) No Consent Required. Receivables III is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party, except for such having been obtained, effected or made;

                  (xi) Fair Consideration. The consideration received by Receivables III as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the Conveyed Assets conveyed by it and the performance of Receivables III's obligation hereunder;

                  (xii) Principal Place of Business. The principal place of business and chief executive office of Receivables III is located at 600 Travis Street, Suite 7050, Houston, Texas 77002 and, there are now no, and during the past four months there have not been, any other locations where Receivables III is located (as that term is used in the UCC in the state of such location) except that, with respect to such changes occurring after the date of this Agreement, as shall have been specifically disclosed to the Servicer and the Indenture Trustee in writing. The principal place of business and chief executive office of each of the Warehouse Trusts (other than the Series 1999-H Trust) is located in care of Bankers Trust Company, Four Albany Street, New York, New York 10006 and the principal place of business of the Series 1999-H Trust is located in care of Christiana Bank & Trust Company, 3801 Kennett Pike, Greenville, Delaware 19807 and, there are now no, and during the past four months there have not been, any other locations where each Warehouse Trust is located (as that term is used in the UCC in the state of such location).

                  (xiii) Valid Business Reasons. Receivables III has valid business reasons for selling its interest in the Conveyed Assets rather than obtaining a loan with the Conveyed Assets as collateral;

                  (xiv) Absence of Event. No event has occurred which adversely affects Receivables III's operations or its ability to perform its obligations under the Transaction Documents to which it is a party;

                  (xv) Non Consolidation. Receivables III is operated in such a manner that it will not be consolidated in the estate of SierraCities.com such that the separate existence of Receivables III and SierraCities.com would be disregarded in the event of a bankruptcy or insolvency of SierraCities.com; and

                  (xvi) Receivables III will treat its conveyance of the Conveyed Assets as a sale for all financial reporting and accounting purposes.

                  (c) First Union hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Owner Trustee, the Noteholders and the Trust. Such representations and warranties are made as of each Conveyance Date and shall survive each sale, assignment, transfer and conveyance by the Sellers of the respective Conveyed Assets to the Trust and its successors and assigns:

                  (i) Organization and Good Standing. First Union is a national bank duly organized, validly existing and in good standing, under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire and own the Conveyed Assets;

                  (ii) Due Qualification. First Union is qualified as a foreign corporation in any state where it is required to be so qualified to conduct its business and has obtained all necessary licenses, consents and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed, consented to or approved could reasonably be expected materially and adversely to affect the ability of First Union to comply with the terms of this Agreement or any other Transaction Document to which it is a party;

                  (iii) Power and Authority. First Union has the corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and any other Transaction Document to which it is a party has been duly authorized by First Union by all necessary corporate action;

                  (iv) Due Execution and Delivery. This Agreement has been duly executed and delivered on behalf of First Union;

                  (v) Valid Assignment; Binding Obligations. This Agreement constitutes a valid contribution, assignment, transfer and conveyance to the Owner Trustee, on behalf of the Trust, of all right, title, and interest of First Union in, to and under the Conveyed Assets and the Conveyed Assets will be held by the Trust free and clear of any Lien of any Person claiming, through or under First

         Union, except the lien on the Conveyed Assets in favor of the Indenture Trustee granted pursuant to the Indenture; and this Agreement, when duly executed and delivered, will constitute legal, valid, and binding obligations of First Union enforceable against First Union in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (vi) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of First Union, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which First Union is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, or violate any law or any order, injunction, writ, rule, or regulation applicable to First Union of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over First Union or any of its properties which would have a material adverse effect on the Conveyed Assets;

                  (vii) Valid Business Reasons. First Union has valid business reasons for selling its interest in the Conveyed Assets rather than obtaining a loan with the Conveyed Assets as collateral;

                  (viii) Absence of Event. No event has occurred which adversely affects First Union's operations or its ability to perform its obligations under the Transaction Documents to which it is a party;

                  (ix) Insolvency. First Union is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations hereunder and under each other Transaction Document to which it is a party;

                  (x) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of First Union, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of First Union) materially and adversely affect the performance by First Union of its obligations under, or the validity or enforceability of, this Agreement;

                  (xi) No Consent Required. First Union is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party, except for such having been obtained, effected or made;

                  (xii) Fair Consideration. The consideration received by First Union as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the Conveyed Assets conveyed by it and the performance of First Union's obligations hereunder; and

                  (xiii) Accounting Treatment. First Union will treat the assignment of the Conveyed Assets to the Trust pursuant to Article II as a sale of the Conveyed Assets to the Trust for financial reporting and accounting purposes.

                  (d) VFCC hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Noteholders and the Trust. Such representations and warranties are made as of each Conveyance Date and shall survive each sale, assignment, transfer and conveyance by the Sellers of the respective Conveyed Assets to the Trust and its successors and assigns:

                  (i) Organization and Good Standing. VFCC is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire and own the Conveyed Assets;

                  (ii) Due Qualification. VFCC is qualified as a foreign corporation in any state where it is required to be so qualified to conduct its business and has obtained all necessary licenses, consents and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed, consented to or approved could reasonably be expected materially and adversely to affect the ability of VFCC to comply with the terms of this Agreement or any other Transaction Document to which it is a party; (iii) Power and Authority. VFCC has the corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party has been duly authorized by VFCC by all necessary corporate action;

                  (iv) Due Execution and Delivery. This Agreement has been duly executed and delivered on behalf of VFCC;

                  (v) Valid Assignment; Binding Obligations. This Agreement constitutes a valid sale, assignment, transfer and conveyance to the Owner Trustee, on behalf of the Trust, of all right, title, and interest of VFCC in, to and under the Conveyed Assets and the Conveyed Assets will be held by the Trust free and clear of any Lien of any Person claiming, through or under VFCC, except the lien on the Conveyed Assets in favor of the Indenture Trustee granted pursuant to the Indenture; and this Agreement, when duly executed and delivered, will constitute the legal, valid, and binding obligation of VFCC enforceable against VFCC in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (vi) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of VFCC, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which VFCC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, or violate any law or any order, injunction, writ, rule, or regulation applicable to VFCC of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over VFCC or any of its properties which would have a material adverse effect on the Conveyed Assets;

                  (vii) Valid Business Reasons. VFCC has valid business reasons for selling its interest in the Conveyed Assets rather than obtaining a loan with the Conveyed Assets as collateral;

                  (viii) Absence of Event. No event has occurred which adversely affects VFCC's operations or its ability to perform its obligations under the Transaction Documents to which it is a party;

                  (ix) Insolvency. VFCC is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations hereunder and under each other Transaction Document to which it is a party;

                  (x) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of VFCC, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or

         (C) seeking any determination or ruling that might (in the reasonable judgment of VFCC) materially and adversely affect the performance by VFCC of its obligations under, or the validity or enforceability of, this Agreement;

                  (xi) No Consent Required. VFCC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party except for such having been obtained, effected or made;

                  (xii) Fair Consideration. The consideration received by VFCC as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the Conveyed Assets conveyed by it and the performance of VFCC's obligations hereunder; and

                  (xiii) Accounting Treatment. VFCC will treat the assignment of the Conveyed Assets to the Trust pursuant to Article II as a sale of the Conveyed Assets to the Trust for financial reporting and accounting purposes.

                  (e) FFC hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Noteholders and the Trust. Such representations and warranties are made as of each Conveyance Date and shall survive each sale, assignment, transfer and conveyance by the Sellers of the respective Conveyed Assets to the Trust and its successors and assigns:

                  (i) Organization and Good Standing. FFC is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire and own the Conveyed Assets;

                  (ii) Due Qualification. FFC is qualified as a foreign corporation in any state where it is required to be so qualified to conduct its business and has obtained all necessary licenses, consents and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed, consented to or approved could reasonably be expected materially and adversely to affect the ability of FFC to comply with the terms of this Agreement or each Transaction Document to which it is a party;

                  (iii) Power and Authority. FFC has the corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party, and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and each Transaction Document to which it is a party has been duly authorized by FFC by all necessary corporate action;

                  (iv) Due Execution and Delivery. This Agreement has been duly executed and delivered on behalf of FFC;

                  (v) Valid Assignment; Binding Obligations. This Agreement constitute a valid sale, assignment, transfer and conveyance to the Owner Trustee, on behalf of the Trust, of all right, title, and interest of FFC in, to and under the Conveyed Assets and the Conveyed Assets will be held by the Trust free and clear of any Lien of any Person claiming, through or under FFC, except the lien on the Conveyed Assets in favor of the Indenture Trustee granted pursuant to the Indenture; and this Agreement, when duly executed and delivered, will constitute the legal, valid, and binding obligation of FFC enforceable against FFC in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (vi) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of FFC, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which FFC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, or violate any law or any order, injunction, writ, rule, or regulation applicable to FFC of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over FFC or any of its properties which would have a material adverse effect on the Conveyed Assets;

                  (vii) Valid Business Reasons. FFC has valid business reasons for selling its interest in the Conveyed Assets rather than obtaining a loan with the Conveyed Assets as collateral;

                  (viii) Absence of Event. No event has occurred which adversely affects FFC's operations or its ability to perform its obligations under the Transaction Documents to which it is a party;

                  (ix) Insolvency. FFC is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations hereunder and under each other Transaction Document to which it is a party;

                  (x) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of FFC, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority

         (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of FFC) materially and adversely affect the performance by FFC of its obligations under, or the validity or enforceability of, this Agreement;

                  (xi) No Consent Required. FFC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party except for such having been obtained, effected or made;

                  (xii) Fair Consideration. The consideration received by FFC as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the Conveyed Assets conveyed by it and the performance of FFC's obligations hereunder; and

                  (xiii) Accounting Treatment. FFC will treat the assignment of the Conveyed Assets to the Trust pursuant to Article II as a sale of the Conveyed Assets to the Trust for financial reporting and accounting purposes.

                  SECTION 3.02 Removal of Non-Conforming Contracts by SierraCities.com. Upon the occurrence of a Warranty Event with respect to a Contract, SierraCities.com will repurchase such Contract by depositing (or causing to be deposited) to the Collection Account the Repurchase Amount with respect to such Contract in accordance with the terms of Section 4.01 of the Indenture or replace such Contract with a Substitute Contract pursuant to
Section 3.03 hereof and Section 4.02 of the Indenture. Upon the repurchase of a Contract pursuant to the terms of the Source Agreement, SierraCities.com will cause the Source Repurchase Price with respect to such Contract to be deposited to the Collection Account in accordance with the terms of Section 4.03 of the Indenture.

                  SECTION 3.03 Substitution of Contracts and Equipment by SierraCities.com.

                  (a) With respect to a substitution of Contracts in accordance with the provisions of this Section 3.03 and Section 4.02 of the Indenture, each proposed Substitute Contract must be an Eligible Contract, and be eligible to be substituted by SierraCities.com pursuant to Section 4.02 of the Indenture.

                  (b) Any substitution of a Contract pursuant to this Agreement will be effected by (i) delivery to the Indenture Trustee, as custodian of the original executed counterpart of each such Substitute Contract, (ii) filing of any UCC financing statements in accordance with the Filing Requirements necessary to perfect the interest of the Trust and the Indenture Trustee in the Substitute Contracts, (iii) delivery to the Indenture Trustee of a List of Substitute Contracts reflecting such substitution and (iv) delivery to the Indenture Trustee of a release request and the originally executed trust receipt relating thereto.

                  (c) The parties hereto agree that in addition to the obligation of SierraCities.com to repurchase or to substitute any Contract and the related Equipment as to which a breach of the representations set forth in the Servicing Agreement has occurred and is continuing, SierraCities.com will enforce its remedies against the Source under the Source Agreement. In consideration of the purchase of the Equipment and the Contract, SierraCities.com shall remit the Repurchase Amount to the Servicer for allocation of such Repurchase Amount pursuant to the terms of the Indenture. Except as may be set forth in the Transaction Documents, it is understood and agreed that the obligations of SierraCities.com with respect to a breach as provided in this Section 3.03 and Section 4.01 of the Indenture constitute the sole remedy against SierraCities.com for such breach available to the Trust, the Indenture Trustee and Noteholders. The representations and warranties set forth in Sections 3.01 and 3.02 hereof shall survive the assignment of the Conveyed Assets to the Owner Trustee, on behalf of the Trust, and the pledge of the Pledged Property to the Indenture Trustee.

                  (d) Except as provided in this Article III, upon each Seller's transfer of its interest in the Conveyed Assets to the Trust, the Sellers will not bear any further risk with respect to the ultimate collectibility of the Contracts or the adequacy of the collateral securing the Contracts or the value or sufficiency of the Equipment.


                                  ARTICLE IV

                                   COVENANTS

                  SECTION 4.01 Seller and SierraCities.com Covenants. SierraCities.com and the Sellers, as applicable, hereby covenant and agree with the Trust, the Noteholders and the Indenture Trustee with respect to itself as follows:

                  (a) Preservation of Security Interest. The Sellers shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by the Filing Requirements and by law fully to preserve, maintain, and protect the respective right, title and interest of the Owner Trustee, on behalf of the Trust, and the Indenture Trustee in the Conveyed Assets. SierraCities.com shall deliver (or cause to be delivered) to the Trust file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Obligations with Respect to Conveyed Assets. Each of the Sellers and SierraCities.com will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract and the Source Agreement, and will do nothing to impair the rights of the Owner Trustee, on behalf of the Trust or the Indenture Trustee in any of the Conveyed Assets.

                  (c) Compliance with Law. SierraCities.com will comply, in all material respects, with all acts, rules, requisitions, orders, decrees and directions of any Governmental Authority applicable to its business and to the Conveyed Assets or any part thereof; provided, however, that SierraCities.com may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Trust, the Indenture Trustee or the Owner Trustee in the Conveyed Assets.

                  (d) Conveyance of Conveyed Assets; Security Interests. Except for the transfers and conveyances hereunder or under any other Transaction Document, the Sellers will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Conveyed Asset, or any interest therein and SierraCities.com shall defend the right, title, and interest of the Owner Trustee, on behalf of the Trust, the Indenture Trustee and their respective successors and assigns in, to, and under the Conveyed Assets, against all claims of third parties claiming, through or under the Sellers; provided, however, that nothing in this Section 4.01(d) shall prevent or be deemed to prohibit SierraCities.com from suffering to exist upon any of the Conveyed Assets any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if SierraCities.com shall concurrently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto and such contests pose no risk of forfeiture.

                  (e) Notification of Breach. The Sellers will advise the Trust and the Indenture Trustee promptly, in reasonable detail, upon discovery of the occurrence of any breach by SierraCities.com of any of its representations, warranties and covenants contained herein.

                  (f) Further Assurances.

                  (i) SierraCities.com will make, execute or endorse, acknowledge and file or deliver to the Trust and the Indenture Trustee from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Conveyed Assets and other rights covered by this Agreement, as the Trust or the Indenture Trustee may request and reasonably require, provided that no UCC filing will be required with respect to the Equipment, except as required by the Filing Requirements.

                  (ii) The Sellers hereby agree to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Sellers as the Trust or its counsel may reasonably request in order to consummate the transfer of the Conveyed Assets to the Trust and the subsequent pledge thereof to the Indenture Trustee for the benefit of the Noteholders, and the rating, issuance and sale of the Notes.

                  (g) Indemnification. SierraCities.com agrees to indemnify, defend and hold the Trust, the Owner Trustee and the Indenture Trustee harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which any of them may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by SierraCities.com of its representations and warranties contained in Section 3.01 or its covenants contained in Section 4.01, or any information certified or set forth in this Agreement or in any schedule delivered by SierraCities.com hereunder, being untrue in any material respect at any time. The obligations of SierraCities.com under this Section 4.01(g) shall be considered to have been relied upon by the Trust, the Owner Trustee and the Indenture Trustee and shall survive the execution, delivery, and performance of this Agreement regardless of any investigation made by the Trust, the Owner Trustee, the Indenture Trustee or on their respective behalf. THE INDEMNIFICATION OBLIGATIONS OF SIERRACITIES.COM PURSUANT TO THE PRECEDING PROVISIONS OF THIS PARAGRAPH SHALL APPLY REGARDLESS OF ANY NEGLIGENCE OR OTHER FAULT ON THE PART OF THE TRUST, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES OR AGENTS.

                  (h) Notice of Liens. SierraCities.com shall notify the Trust and the Indenture Trustee, promptly after becoming aware of any Lien on any Conveyed Asset.

                  (i) Taxes. SierraCities.com shall promptly pay all applicable taxes required to be paid in connection with the assignment of the Conveyed Assets and acknowledges that the Trust shall have no responsibility with respect thereto. SierraCities.com shall promptly pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable by each such Seller, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. SierraCities.com shall promptly notify the Trust, the Indenture Trustee and the Noteholders of any material challenge, contest or proceeding pending by or against SierraCities.com before any taxing authority. SierraCities.com and the Depositor shall have entered into a Tax Sharing Agreement, pursuant to which (i) SierraCities.com shall assume the sole responsibility for making any required payments of taxes to the Internal Revenue Service and shall agree to indemnify and hold the Depositor harmless against any claims of liability for such taxes and (ii) the Depositor shall be required to make certain payments to SierraCities.com in respect of its separate federal income tax liability. So long as any Notes remain outstanding, SierraCities.com and the Depositor shall not terminate or amend such Tax Sharing Agreement without the prior written consent of the Indenture Trustee, except that SierraCities.com shall not require the Depositor to make any payments to SierraCities.com, pursuant to the Tax Sharing Agreement, which exceed the aggregate federal income tax liability of the Depositor, on a separate return basis for all taxable years covered by the Tax Sharing Agreement, that would arise if all allowable losses arising at any time during such period were applied to reduce the Depositor's aggregate separate taxable income for all such years.

                  (j) Taxes and Other Liabilities. SierraCities.com shall promptly pay and discharge all material taxes, assessments, fees, claims and other governmental charges when due and payable by SierraCities.com, the First Sierra Group, or any member of the First Sierra Group, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. SierraCities.com shall promptly notify the Trust and the Indenture Trustee of any material challenge, contest or proceeding pending by or against SierraCities.com or the First Sierra Group before any taxing authority.

                  (k) Non-Consolidation. SierraCities.com shall be operated in such a manner that Receivables III and/or the Holding Trust, the holder of the trust certificate to be issued by the Trust, would not be substantively consolidated with SierraCities.com, such that the separate corporate existence of SierraCities.com and Receivables III, on the one hand, and Holding Trust and/or the Trust, on the other hand, would be ignored in the event of a bankruptcy of SierraCities.com.

                  (l) No Agency. SierraCities.com will not act as an agent of Receivables III, Holding Trust or the Trust in any capacity except to the limited extent provided in the Transaction Documents, but instead will present itself to the public as a corporation separate from Receivables III and/or Holding Trust or the Trust;

                  (m) Financial Statements. The financial statements and books and records of SierraCities.com reflect the separate existence of Receivables III, Holding Trust and the Trust.

                  SECTION 4.02 Receivables III Covenants. Receivables III hereby covenants and agrees with the Trust, the Noteholders and the Indenture Trustee as follows:

                  (a) Obligor's Quiet Enjoyment. Receivables III hereby acknowledges and agrees that its rights in the Equipment are expressly subject to the rights of the related Obligors in such Equipment pursuant to the applicable Contracts. Receivables III covenants and agrees that, so long as an Obligor shall not be in default of any of the provisions of the applicable Contract, neither Receivables III nor any assignee of Receivables III will disturb the Obligor's quiet and peaceful possession of the related Equipment and the Obligor's use thereof for its intended purpose.

                  (b) Operation of Receivables III. Receivables III shall be operated in such a manner that it would not be substantively consolidated in the trust estate of another Person (that is, such that the separate legal existence of Receivables III and such Person would be disregarded) and in that regard, Receivables III shall:

                  (i) be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation;

                  (ii) not engage in any action that would cause the separate legal identity of Receivables III not to be respected, including, without limitation, (a) holding itself out as being liable for the debts of any other party or (b) acting other than through its duly authorized agents;

                  (iii) not be involved in the day-to-day management of SierraCities.com and/or Holding Trust;

                  (iv) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by Receivables III in connection with the issuance of the Notes;

                  (v) not commingle its funds, assets and records relating thereto with those of SierraCities.com or any other entity;

                  (vi) entitle the separate creditors of Receivables III to be satisfied out of Receivables III's assets prior to any value in Receivables III becoming available to Receivable III's equityholders, or SierraCities.com's creditors or Holding Trust's creditors;

                  (vii) act solely in its own name in the conduct of its business, including business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

                  (viii) maintain company records and books of account and shall not commingle its company records and books of account with the records and books of account of any entity;

                  (ix) not engage in any business or activity other than in connection with or relating to its Certificate of Incorporation and/or Bylaws;

                  (x) not form, or cause to be formed, any subsidiaries;

                  (xi) comply with all restrictions and covenants in, and shall not fail to comply with the corporate formalities established in, its Certificate of Incorporation and/or Bylaws;

                  (xii) maintain its assets separately from the assets of SierraCities.com, Holding Trust and First Sierra Healthcare Equipment Contract Trust 2000-1 (including, in each case, through the maintenance of a separate bank account);

                  (xiii) manage its day-to-day business without the involvement of SierraCities.com and/or Holding Trust;

                  (xiv) maintain a separate office from that of SierraCities.com and/or Holding Trust;

                  (xv) not act as an agent of SierraCities.com or Holding Trust, except to the limited extent provided in the Transaction Documents; and

                  (xvi) maintain at all times two independent directors as required by its Certificate of Incorporation and/or Bylaws.

                  (c) Merger or Consolidation.

                  (i) Receivables III will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction which permits such qualification and in which it is necessary to protect the validity and enforceability of this Agreement, any other Transaction Document to which it is a party or any of the Contracts and to perform its duties under this Agreement and each other Transaction Document to which it is a party.

                  (ii) Any partnership or corporation (i) into which Receivables III may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which Receivables III shall be party, or (iii) succeeding to Receivables III's business substantially as a whole, shall execute an agreement of assumption to perform all of Receivables III's obligations under this Agreement and any other Transaction Document to which Receivables III is a party, and upon such execution will be Receivables III's successor under this Agreement and any other such Transaction Document, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and any other such Transaction Document, anything in this Agreement and any other Transaction Document to the contrary notwithstanding; provided, however, that (a) immediately after giving effect to such transaction, no covenant made pursuant to Section 4.02(c) shall have been breached, (b) Receivables III shall have delivered to the Trust, the Rating Agencies, the Owner Trustee and the Indenture Trustee an Officer's Certificate and an opinion of counsel, satisfactory to each of them, each stating that such consolidation, conversion, merger, or succession and such agreement of assumption comply with this Section 4.02(c) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (c) Receivables III shall have delivered to the Trust, the Owner Trustee, the Rating Agencies and the Indenture Trustee an opinion of counsel, satisfactory to each of them, either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee, on behalf of the Trust, in the Contracts and reciting the details of such filings, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (d) such partnership or corporation shall have organizational documents with similar restrictions as those of Receivables III.

                  (d) Non-Consolidation. Receivables III shall be operated in such a manner that Holding Trust or the Trust would not be substantively consolidated with Receivables III, such that the separate corporate existence of Receivables III, on the one hand, and Holding Trust or the Trust, on the other hand, would be ignored in the event of a bankruptcy of Receivables III.

                  (e) No Agency. Receivables III will not act as an agent of Holding Trust or the Trust in any capacity except to the limited extent provided in the Transaction Documents, but instead will present itself to the public as a corporation separate from Holding Trust or the Trust.

                  SECTION 4.03 Transfer of Conveyed Assets. Each Seller, Receivables III and each Investor understands that the Trust intends to pledge the Pledged Property to the Indenture Trustee on behalf of the Noteholders, pursuant to the Indenture. Each Seller, Receivables III and each Investor agrees that such assignee of the Trust may exercise the rights of the Trust hereunder and shall be entitled to all of the benefits of the Trust hereunder to the extent provided for in such assignment.


                                   ARTICLE V

                              CONDITIONS PRECEDENT


                  SECTION 5.01 Conditions to Trust Obligations. The obligations of the Trust to accept the transfer of the Initial Conveyed Assets on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of SierraCities.com, each Seller, Receivables III and each Investor contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

                  (b) All information concerning the Initial Conveyed Assets provided to the Trust shall be true and correct as of the Initial Cut-Off Date in all material respects;

                  (c) Each Seller shall have delivered to the Trust a List of Initial Contracts with respect to its respective Initial Contracts as of the Initial Cut-Off Date and shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                  (d) SierraCities.com and each Seller shall have recorded and filed, at its expense, any financing statement with respect to the Initial Contracts and the other Initial Conveyed Assets to be transferred from time to time to the Owner Trustee, on behalf of the Trust, from each Seller pursuant to this Agreement meeting the requirements of applicable state law in such manner in such jurisdictions as are necessary to perfect the transfer of the Initial Contracts and the other Initial Conveyed Assets from each such Seller to the Owner Trustee, on behalf of the Trust, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trust;

                  (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Trust, and the Trust shall have received from each Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Trust may reasonably have requested; and

                  (f) All respective conditions necessary to vest in each Seller good title, free and clear of all Liens (other than Liens permitted in the proviso contained in Section 4.01(d) hereof), to its respective Initial Contracts and interests in Original Equipment shall have been satisfied.


                                  ARTICLE VI

                                  TERMINATION

                  SECTION 6.01 Termination. The respective obligations and responsibilities of each Seller, SierraCities.com and the Trust created by this Agreement shall terminate upon the latest of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon disposition of any Defaulted Contracts and any Equipment leased thereunder; and (ii) the termination of the Indenture in accordance with the terms thereof; provided, however, that the indemnifications contained in
Section 4.01(g) herein shall survive the termination of this Agreement and the other Transaction Documents.

                  SECTION 6.02 Effect of Termination.

                    No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of any Seller or the Trust shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by any Seller. Without limiting the foregoing, prior to termination, the failure of SierraCities.com to pay a Repurchase Amount shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to
Article IV or Section 7.06 of this Agreement render an executed sale executory.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  SECTION 7.01 Amendment. This Agreement may be amended from time to time by the parties hereto only with (i) the prior written consent of the Servicer and the Indenture Trustee and (ii) prior written notice to the Rating Agencies by the Servicer and, to the extent such amendment materially affects the interests of the Owner Trustee, with the prior written consent of the Owner Trustee.

                  SECTION 7.02 GOVERNING LAW. THIS AGREEMENT AND ANY AMENDMENT HEREOF PURSUANT TO SECTION 7.01 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO

AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 7.03 Notices. All demands, notices, and communications under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile or telex with appropriate evidence of receipt (a) in the case of SierraCities.com, at the following address: 600 Travis Street, Suite 7050, Houston, Texas 77002, Fax No.: (713) 221-1818, (b) in the case of Receivables III, at the following address: 600 Travis Street, Suite 6950, Houston, Texas 77002, Fax No.: (713) 221-1818, (c) in the case of First Union, One First Union Center, 301 South College Street, Charlotte, North Carolina 28288 0610, (d) in the case of the Indenture Trustee, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group -- Structure & Finance, Fax
No.: (212) 250-6439, (e) in the case of VFCC, One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0610, (f) in the case of FFC, c/o Nesbitt Burns Securities, Inc., 11 West Monroe, Floor 20 East, Chicago, Illinois 60603 (g) in the case of the Trust, c/o Christiana Bank and Trust Company, 3801 Kennett Pike, Greenville, Delaware 19807, Attention: Corporate Trust Administration, Fax No.: (302) 421-5815, and (h) in the case of the Indenture Trustee at its address set forth in Section 11.06 of the Indenture. Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Agreement, including, but not limited to, subsections 4.01(b) and (c).

                  SECTION 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 7.05 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Sellers or SierraCities.com, without the prior written consent of the Trust and the Indenture Trustee (acting upon the written direction of the Majority Holders) and, except as provided in Section 4.03, this Agreement may not be assigned by the Trust without the prior written consent of SierraCities.com, the Sellers and the Indenture Trustee. Whether or not expressly stated, all representations, warranties, covenants and agreements of SierraCities.com, Receivables III, the Investors and the Trust in this Agreement, or in any document delivered by any of them in connection with this Agreement, shall be for the benefit of, and shall be exercisable by, the Owner Trustee and the Indenture Trustee for the benefit of the Noteholders.

                  SECTION 7.06 Further Assurances. Each of the parties hereto agrees to do such further acts and things and to execute and deliver to the Indenture Trustee such additional assignments, agreements, powers and instruments as are required by the Indenture Trustee to carry into effect the purposes of this Agreement or to better assure and confirm unto the Indenture Trustee its rights, powers and remedies hereunder.

                  SECTION 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trust or each Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                  SECTION 7.08 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

                  SECTION 7.09 Binding Effect: Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto. The Indenture Trustee, the Owner Trustee and the Noteholders are intended third party beneficiaries of this Agreement.

                  SECTION 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  SECTION 7.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  SECTION 7.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  SECTION 7.13 No Bankruptcy Petition Against Receivables III or the Trust. Each of the parties hereto agrees that, prior to the date that is one year and one day after the payment in full of the latest maturing Notes issued by the Trust, it will not institute against Receivables III or the Trust, or join any other Person in instituting against Receivables III or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.13 shall survive the termination of this Agreement.



                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Receivables Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.


                           SIERRACITIES.COM INC.,
                           in its individual capacity



                           By:  /s/ E. Roger Gebhart
                               -----------------------------------------------
                                    E. Roger Gebhart
                                    Executive Vice President/ Treasurer


                           FIRST SIERRA RECEIVABLES III, INC., in its
                               individual capacity and as Junior
                               Certificateholder of the First Sierra Equipment Lease Trust 1998-E



                           By:  /s/ E. Roger Gebhart
                               -----------------------------------------------
                                    E. Roger Gebhart
                                    Vice President

                           FIRST UNION NATIONAL BANK,
                               as Certificateholder of the First Sierra
                               Equipment Lease Trust 1997-A



                           By:  /s/ Bill A. Shirley
                               ------------------------------------------------
                                    Bill A. Shirley
                                    Senior Vice President


                           VARIABLE FUNDING CAPITAL CORPORATION, as
                               Certificateholder of the First Sierra Equipment Lease Trust 1997-B



                           By:  /s/ Darrell R. Baber
                               ------------------------------------------------
                                    Darrell R. Baber
                                    Director

                           FAIRWAY FINANCE CORPORATION, as Senior
                               Certificateholder of the First Sierra Equipment Lease Trust 1998-E



                           By:  /s/ Dwight Jenkins
                               ------------------------------------------------
                                    Dwight Jenkins
                                    Vice President

                           FIRST SIERRA EQUIPMENT CONTRACT
                               TRUST 1999-H, A DELAWARE BUSINESS
                               TRUST ACTING THROUGH CHRISTIANA
                               BANK & TRUST COMPANY, NOT IN ITS
                               INDIVIDUAL CAPACITY BUT SOLELY AS
                               OWNER TRUSTEE, as Issuer


                           By:  /s/ Louis W. Geibel
                               ------------------------------------------------
                                    Louis W. Geibel
                                    Vice President


                           BANKERS TRUST COMPANY, not in its
                               individual capacity, but solely as Trustee of each of the First Sierra Equipment Lease Trust 1997-A, the First Sierra Equipment Lease Trust 1997-B and the First Sierra Equipment Lease Trust 1998-E


                           By:  /s/ Patricia Russo
                               ------------------------------------------------
                                    Patricia Russo
                                    Vice President

                           FIRST SIERRA HEALTHCARE EQUIPMENT
                               TRUST 2000-1, A COMMON LAW TRUST
                               ACTING THROUGH CHRISTIANA BANK
                               AND TRUST COMPANY NOT IN ITS
                               INDIVIDUAL CAPACITY BUT SOLELY AS
                               OWNER TRUSTEE, as Issuer



                           By:  /s/ Louis W. Geibel
                               ------------------------------------------------
                                    Louis W. Geibel
                                    Vice President


Acknowledged and Agreed:

MERRILL LYNCH
   MORTGAGE CAPITAL, INC.

By:  /s/ Jeffrey Cohen
    ------------------------------
         Jeffrey Cohen
         Authorized Signatory


               [Signature Page To Receivables Transfer Agreement]

                                   EXHIBIT A

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

                  This Subsequent Transfer Agreement (this "Agreement"), dated as of _______, 1999, is entered into among SIERRACITIES.COM INC., formerly First Sierra Financial, Inc. ("SierraCities.Com"), a Delaware corporation located at 600 Travis Street, Suite 7050, Houston, Texas 77002, in its individual capacity, FIRST SIERRA RECEIVABLES III, INC. ("Receivables III"), a Delaware corporation located at 600 Travis Street, Suite 7050, Houston, Texas 77002, FIRST UNION NATIONAL BANK (formerly First Union National Bank of North Carolina) ("First Union") a Delaware corporation located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0610, VARIABLE FUNDING CAPITAL CORPORATION ("VFCC") a Delaware corporation located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0610, FAIRWAY FINANCE CORPORATION ("FFC"), a Delaware corporation located at 11 West Monroe, Floor 20 East, Chicago, Illinois 60603, BANKERS TRUST COMPANY (the "Indenture Trustee") a New York banking corporation located at Four Albany Street, New York, New York 10006, not in its individual capacity but as Trustee of the First Sierra Equipment Lease Trust 1997-A, the First Sierra Equipment Lease Trust 1997-B and the First Sierra Equipment Lease Trust 1998-E (each as defined herein), FIRST SIERRA EQUIPMENT CONTRACT TRUST 1999-H, a Delaware business trust (the "Series 1999-H Trust") and FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST 2000-1 (the "Issuer" or the "Trust"), a Delaware common law trust acting through Christiana Bank and Trust Company, not in its individual capacity but solely as Owner Trustee, located at Greenville Center, 3801 Kennett Pike, Greenville, Delaware 19807.

                  The First Sierra Equipment Lease Trust 1997-A, the First Sierra Equipment Lease Trust 1997-B, the First Sierra Equipment Lease Trust 1998-E and the First Sierra Equipment Contract Trust 1999-H are collectively referred to herein as the "Warehouse Trusts." Receivables III and the Warehouse Trusts are collectively referred to herein as the "Sellers." First Union, VFCC and FFC are collectively referred to herein as the "Investors."

                  Pursuant to this Agreement and the Receivables Transfer Agreement, dated as of March 1, 2000 (the "Receivables Transfer Agreement"), among SierraCities.com, Receivables III, First Union, VFCC, the Series 1999-H Trust, FFC, the Indenture Trustee and the Trust, the parties hereto agree to the sale by the Sellers and the purchase by the Trust of the Subsequent Conveyed Assets listed on the attached List of Subsequent Contracts, and the pledge of the Subsequent Conveyed Assets by the Trust to the Indenture Trustee.

                  Capitalized terms used and not defined herein have their respective meanings as set forth in the definitions contained in Annex A to the Indenture, dated as of March 1, 2000 (the "Indenture"), among the Trust, SierraCities.com, as Servicer, and the Indenture Trustee, which definitions are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                  Section 1. Conveyance of Subsequent Conveyed Assets.

                  (a) Each of the Sellers does hereby sell, transfer, assign, set over and convey to the Trust, without recourse, (i) all of its respective right, title and interest in and to the Subsequent Equipment (except for any licensed products that may accompany the Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Equipment, including all income and proceeds upon any sale or other disposition of the Subsequent Equipment, (ii) all of its respective right, title and interest in and to, but not its obligations under, the Subsequent Contracts and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (iii) all monies due or to become due in payment of the Subsequent Contracts on or after the related Subsequent Cut-Off Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (iv) the Contract Files,
(v) all Insurance Proceeds relating to the foregoing and such Seller's rights and interests in the Insurance Policies relating to the foregoing, (vi) all Source Agreements and Source Agreement Rights to the extent they relate to any Subsequent Contract and any Subsequent Equipment covered by the Subsequent Contracts and (vii) all proceeds and income of the foregoing or relating thereto.

                  (b) Intention of the Parties; Grant of Security Interest. It is the intention of the parties hereto that each transfer of the Conveyed Assets to be made pursuant to the terms hereof shall constitute an absolute assignment and a sale of such Contract by each Seller to the Trust and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that this Agreement is deemed to be a security agreement and that each Seller shall be deemed to have granted to the Trust as of the date hereof a first priority perfected security interest in all of such Seller's right, title and interest in, to and under each Conveyed Asset, and all income and proceeds thereof. Such grant is made to secure the payment of all amounts payable under this Agreement.

                  (c) The expenses and costs relating to the delivery of the Subsequent Conveyed Assets, this Agreement and such other items required under the Receivables Transfer Agreement shall be borne by SierraCities.com.

                  (d) Annexed hereto is a List of Subsequent Contracts listing the Contracts that constitute the Subsequent Contracts to be conveyed pursuant to this Agreement on the date hereof.

                  Section 2. Representations and Warranties; Conditions
Precedent.

                  (a) Each of the Sellers hereby affirm the representations and warranties set forth in Section 3.01 of the Receivables Transfer Agreement that relate to such Seller as of the date hereof.

                  (b) SierraCities.com hereby affirms that each Subsequent Contract satisfies the representations and warranties set forth in Section 2.02 of the Servicing Agreement relating to the Contracts.

                  (c) Each of the Sellers is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; each such Seller will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its respective obligations hereunder nor is it aware of any pending insolvency; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against any of the Sellers prior to the date hereof;

                  (d) All terms and conditions of the Receivables Transfer Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Receivables Transfer Agreement.

                  (e) Each of the Sellers and SierraCities.com hereby confirm that each of the conditions precedent set forth in Sections 2.02 of the Receivables Transfer Agreement have been satisfied as of the date hereof.

                  (f) Each of the Sellers and SierraCities.com represent and warrant that the aggregate Discounted Contract Balance of the Subsequent Contracts listed on the List of Subsequent Contracts annexed hereto and conveyed to the Trust pursuant to this Agreement as of the related Subsequent Cut-Off Date is $__________.

                  Section 3. Grant from Trust to Indenture Trustee.

                  The Trust hereby grants as of the Subsequent Transfer Date to the Indenture Trustee, as indenture trustee for the benefit of the Noteholders, to secure all of the Trust's obligations under the Indenture, all of the Trust's right, title and interest in and to, whether now existing or hereafter created, (a) the Subsequent Conveyed Assets, (b) all funds on deposit from time to time in the Collection Account allocable to the Subsequent Contracts, excluding any investment income from such funds; (c) all its rights under this Agreement; and (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                  Section 4. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5. Counterparts.

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6. Successors and Assigns.

                  This Agreement shall inure to the benefit of and be binding upon the Sellers, the Trust and the Owner Trustee and their respective successors and assigns. The Indenture Trustee shall be express third party beneficiaries hereto.

                  Section 7. Acceptance of Contract Files by Indenture Trustee.

                  The Indenture Trustee acknowledges receipt of the Contract Files for each of the Subsequent Contracts listed on the List of Subsequent Contracts annexed hereto.

                  Section 8. Ratification of Receivables Transfer Agreement.

                  Each party hereto hereby agrees that the Receivables Transfer Agreement is in all respects ratified and confirmed and the Receivables Transfer Agreement, as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument. In the event of any conflict between the terms contained in the Receivables Transfer Agreement and in this Agreement, the terms contained in this Agreement shall govern.

                  Section 9. Binding Effect: Third-Party Beneficiaries.

                    This Agreement will inure to the benefit of and be binding upon the parties hereto. The Indenture Trustee, the Owner Trustee and the Noteholders are intended third party beneficiaries of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

                           SIERRACITIES.COM INC.,
                            in its individual capacity



                           By:
                                -----------------------------------------------
                                Name:
                                Title:


                           FIRST SIERRA RECEIVABLES III, INC. in its
                            individual capacity and as Junior Certificateholder of the First Sierra Equipment Lease Trust 1998-E




                           By:
                                -----------------------------------------------
                                Name:
                                Title:




                           FIRST UNION NATIONAL BANK,
                            as Certificateholder of the First Sierra Equipment Lease Trust 1997-A



                           By:
                                -----------------------------------------------
                                Name:
                                Title:



                           VARIABLE FUNDING CAPITAL CORPORATION, as
                            Certificateholder of the First Sierra Equipment Lease Trust 1997-B




                           By:
                                -----------------------------------------------
                                Name:
                                Title:

                           FAIRWAY FINANCE CORPORATION, as Senior
                            Certificateholder of the First Sierra Equipment Lease Trust 1998-E




                           By:
                                -----------------------------------------------
                                Name:
                                Title:



                           FIRST SIERRA EQUIPMENT CONTRACT
                            TRUST 1999-H, A DELAWARE BUSINESS
                            TRUST ACTING THROUGH CHRISTIANA
                            BANK & TRUST COMPANY, NOT IN ITS
                            INDIVIDUAL CAPACITY BUT SOLELY AS
                            OWNER TRUSTEE, as Issuer



                           By:
                                -----------------------------------------------
                                Name:
                                Title:




                           BANKERS TRUST COMPANY, not in its
                            individual capacity, but solely as Trustee of each of the First Sierra Equipment Lease Trust 1997-A, the First Sierra Equipment Lease Trust 1997-B and the First Sierra Equipment Lease Trust 1998-E



                           By:
                                -----------------------------------------------
                                Name:
                                Title:

                            FIRST SIERRA HEALTHCARE EQUIPMENT
                             CONTRACT TRUST 2000-1, A COMMON
                             LAW TRUST ACTING THROUGH
                             CHRISTIANA BANK AND TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE, as Issuer



                           By:
                                -----------------------------------------------
                                Name:
                                Title:



Acknowledged and Agreed:

MERRILL LYNCH
   MORTGAGE CAPITAL, INC.

By:
     -----------------------------------------------
     Name:
     Title:

               [Signature Page To Subsequent Transfer Agreement]

                                   SCHEDULE 1

                           LIST OF INITIAL CONTRACTS

                      [On File With Dewey Ballantine LLP]

                FIRST SIERRA HEALTHCARE EQUIPMENT CONTRACT TRUST
                                 SERIES 2000-1

                            ANNEX A -- DEFINED TERMS

   "Account" means any account established pursuant to Article III of the Indenture.

   "Addition Notice" means, with respect to any transfer of Subsequent Contracts to the Trust pursuant to Section 2.02(c) of the Receivables Transfer Agreement, notice of a Seller's election to transfer Subsequent Contracts to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate aggregate Discounted Contract Principal Balance of the Subsequent Contracts to be transferred on such Subsequent Transfer Date.

   "Advance Payment" means, with respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.

   "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Aggregate Discounted Contract Principal Balance" means, at any time of determination, an amount equal to the sum of the Discounted Contract Principal Balances of all Contracts then comprising the Pledged Property.

   "Aggregate Initial Note Principal Balance" means the aggregate of the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance.

   "Aggregate Note Principal Balance" means, as of any date of determination, the aggregate of the Class A Note Principal Balance and the Class B Note Principal Balance Outstanding on such date of determination.

   "Applicable Securities" means, for so long as the Class A Note Principal Balance is greater than zero, the Class A Notes; following reduction of the Class A Note Principal Balance to zero, and for so long as the Class B Note Principal Balance is greater than zero, the Class B Notes; following reduction of the Class B Note Principal Balance to zero, the Trust Certificate.

   "Applicant" has the meaning specified in Section 5.06 of the Indenture.

   "Authorized Officer" means, with respect to the Issuer and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

   "Available Funds" means, with respect to a Payment Date, (i) all amounts held in the Collection Account on the related Determination Date for the related Collection Period, after taking into account all deposits to be made on such Determination Date, (ii) proceeds of any Servicer Advances to be made no later than the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period, (iii) any Repurchase Amounts to be deposited by the Trust Certificate Holder two Business Days prior to the Payment Date pursuant to Section 4.01 of the Indenture (iv) on each Payment Date on or prior to the Payment Date in June 2000, the Capitalized Interest Requirement, if any, and (v) on the Payment Date immediately following the termination of the Pre-Funding Period, the amount on deposit in the Pre-Funding Account at such time.

   "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

    "Base Principal Amount" means, with respect to any Payment Date, an amount equal to the sum of (i) the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period plus (ii) on the Payment Date immediately following the termination of the Pre-Funding Period, the amount on deposit in the Pre-Funding Account at such time.

   "Benefit Plan" has the meaning as specified in Section 5.03(f) of the Indenture.

   "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Houston, Texas, Greenville, Delaware, in the city and State where the Indenture Trustee's principal corporate trust office is located, or in the city and State where the Servicer's principal office is located, are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the Servicer shall, from time to time, deliver written notice to the other parties hereto of any differences in Business Days between the States of Texas (or any other state where the Servicer has its principal office) and New York.

   "Capitalized Interest Account" means the account established and maintained pursuant to Section 3.02(b) of the Indenture.

   "Capitalized Interest Account Deposit" means $12.79.

   "Capitalized Interest Requirement" means with respect to any Payment Date occurring during the Pre-Funding Period, an amount equal to interest for the related Interest Accrual Period on the amount on deposit in the Pre-Funding Account, calculated at the sum of the weighted average of the Note Rates on the Notes.

   "Capitalized Interest Required Reserve Amount" means on any Payment Date, an amount equal to the product of (i) the Discount Rate less the sum of (a) the Servicing Fee Rate and (b) 2.5%, (ii) the amount on deposit in the Pre-Funding Account as of such Payment Date, and (iii) a fraction, the numerator of which is the number of days remaining until the Payment Date immediately following the termination of the Pre-Funding Period and the denominator of which is 360.

   "Calculation Date" means, with respect to a Collection Period, the close of business on the last day of such Collection Period, or if such day is not a Business Day, the immediately succeeding Business Day.




                                    Annex-2

   "Casualty Loss" means, with respect to a Contract, any loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Contract, in a reduction in the number or amount of any future Scheduled Payments due thereunder or in the termination of the Obligor's obligation to make future Scheduled Payments thereunder.

   "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

   "Class" means all of the Class A-1 Notes, and all of the Class A-2 Notes and all of the Class B Notes, as applicable.

   "Class A Base Principal Distribution Amount" means with respect to any Payment Date, the sum of (a) the product of (i) the Class A Percentage and (ii) the Base Principal Amount for the related Collection Period plus (b) Overdue Principal with respect to the Class A Notes.

   "Class A Maturity Date" means the Class A-1 Maturity Date or the Class A-2 Maturity Date, as applicable.

   "Class A Note" means any one of the Class A-1 Notes, or the Class A-2 Notes.

   "Class A Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee on the related Determination Date representing the ratio of (a) the Class A Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class A Note Principal Balance.

   "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Register.

   "Class A Note Interest" means the Class A-1 Note Interest or the Class A-2
Note Interest, as applicable.

   "Class A Note Principal Balance" means, at any time, the Initial Class A Note Principal Balance minus all payments theretofore received by the Class A Noteholders on account of principal.

   "Class A Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Principal Payment Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Noteholders on all prior Payment Dates.

   "Class A Percentage" means (a) with respect to the earlier of (i) each Payment Date prior to and including the May 2001 Payment Date or (ii) the Payment Date on which the Class A-1 Note Principal Balance has been reduced to zero, 100.0% and (b) on each Payment Date beginning with the June 2001 Payment Date until the Class A Note Principal Balance has been reduced to zero 92.55%; provided, however, that following the occurrence of a Gross Charge-Off Event, the Class A Percentage shall be equal to 100.0% until the Class A Note Principal Balance has been reduced to zero.

   "Class A Percentage Interest" means the interest in the Class A Portion of the Trust that is evidenced by a Class A Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A Notes evidencing in the aggregate Class A Percentage



                                    Annex-3

Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A Notes constitute indebtedness, all references in this Agreement to Holders of Class A Notes owning a specified percentage of the outstanding Class A Note Principal Balance shall be construed to mean Holders of Class A Notes evidencing such specified percentage of the then outstanding indebtedness.

   "Class A Portion" means the aggregate interest in the Trust evidenced by the Class A Notes.

   "Class A Principal Payment Amount" means, for any Payment Date, the lesser of (i) the Class A Base Principal Distribution Amount for such Payment Date, and (ii) the Class A Note Principal Balance as of such Payment Date (prior to making any distributions of principal on such Payment Date); provided, however, for any Payment Date which occurs on a Class A Maturity Date for any Class A Note, the Class A Principal Payment Amount shall not be less than the amount required to reduce the Note Principal Balance of such Class of Class A Notes to zero.

   "Class A Termination Date" means the date on which all amounts owing to the Class A Noteholders have each been paid in full.

   "Class A-1 Maturity Date" means the Payment Date in January 2005.

   "Class A-1 Note" means any one of the Class A-1 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-1 to the Indenture.

   "Class A-1 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) a fraction, the numerator of which is the number of actual days elapsed during the related Interest Accrual Period and the denominator of which is 360, (y) the Class A-1 Note Rate and (z) the aggregate Class A-1 Note Principal Balance outstanding immediately prior to such Payment Date.

   "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Register.

   "Class A-1 Note Interest" means, with respect to any Collection Period, the Class A-1 Note Current Interest and the Class A -1 Overdue Interest.

   "Class A-1 Note Principal Balance" means, at any time, the Initial Class A-1 Note Principal Balance minus all payments theretofore received by the Class A-1 Noteholders on account of principal.

   "Class A-1 Note Rate" means 7.49% per annum.

   "Class A-1 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-1 Note Interest due on the immediately preceding Payment Date over the Class A-1 Note Interest paid on such immediately preceding Payment Date and (ii) without duplication of the amount described in clause (i), the amount of the Class A-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (b) any Class A-1 Overdue Interest paid on such Payment Date.

   "Class A-1 Percentage Interest" means the interest in the Class A-1 Portion of the Trust that is evidenced by a Class A-1 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-1 Notes evidencing in the aggregate Class A-1 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-1 Notes


                                    Annex-4
constitute indebtedness, all references in the Transaction Documents to Holders of Class A-1 Notes owning a specified percentage of the outstanding Class A-1 Note Principal Balance shall be construed to mean Holders of Class A-1 Notes evidencing such specified percentage of the then outstanding indebtedness.

   "Class A-1 Portion" means the aggregate interest in the Trust evidenced by the Class A-1 Notes.

   "Class A-2 Maturity Date" means the Payment Date in December 2010.

   "Class A-2 Note" means any one of the Class A-2 Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit C-2 to the Indenture.

   "Class A-2 Note Current Interest" means, with respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A-2 Note Rate and (y) the aggregate Class A-2 Note Principal Balance outstanding immediately prior to such Payment Date.

   "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Register.

   "Class A-2 Note Interest" means, with respect to any Collection Period, the Class A-2 Note Current Interest and the Class A-2 Overdue Interest.

   "Class A-2 Note Principal Balance" means, at any time, the Initial Class A-2 Note Principal Balance minus all payments theretofore received by the Class A-2 Noteholders on account of principal.

   "Class A-2 Note Rate" means 7.77% per annum.

   "Class A-2 Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-2 Note Interest due on the immediately preceding Payment Date over the Class A-2 Note Interest paid on such immediately preceding Payment Date and (ii) without duplication of the amount described in clause (i), the amount of the Class A-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date, and (b) any Class A-2 Overdue Interest paid on such Payment Date.

   "Class A-2 Percentage Interest" means the interest in the Class A-2 Portion of the Trust that is evidenced by a Class A-2 Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A-2 Notes evidencing in the aggregate Class A-2 Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class A-2 Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class A-2 Notes owning a specified percentage of the outstanding Class A-2 Note Principal Balance shall be construed to mean Holders of Class A-2 Notes evidencing such specified percentage of the then outstanding indebtedness.

   "Class A-2 Portion" means the aggregate interest in the Trust evidenced by the Class A-2 Notes.

   "Class B Base Principal Distribution Amount" means, with respect to any Payment Date, the sum of (a) the product of (i) the Class B Percentage and (ii) the Base Principal Amount for the related Collection Period plus (b) Overdue Principal with respect to the Class B Notes.

   "Class B Maturity Date" means the Payment Date in May 2011.




                                    Annex-5

   "Class B Note" means any one of the Class B Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit D-1 to the Indenture

   "Class B Note Current Interest" means, with respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B Note Rate and (y) the Class B Note Principal Balance outstanding immediately prior to such Payment Date.

   "Class B Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee on the related Determination Date representing the ratio of (a) the Class B Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B Note Principal Balance.

   "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Register.

   "Class B Note Interest" means, with respect to any Payment Date, the Class B Note Current Interest and the Class B Overdue Interest.

   "Class B Note Principal Balance" means, at any time, the Initial Class B Note Principal Balance minus all payments theretofore received by the Class B Noteholders on account of principal.

   "Class B Note Rate" means 7.95% per annum.

   "Class B Overdue Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B Note Interest due on the immediately preceding Payment Date over the Class B Note Interest paid on such immediately preceding Payment Date and (ii) without duplication of the amount described in clause (i), the amount of the Class B Overdue Interest due and unpaid as of the immediately preceding Payment Date, and (b) any Class B Overdue Interest paid on such Payment Date.

   "Class B Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B Principal Payment Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B Noteholders on all prior Payment Dates.

   "Class B Percentage" means on any date of determination, 100% minus the Class A Percentage as of such date of determination.

   "Class B Percentage Interest" means the interest in the Class B Portion of the Trust that is evidenced by a Class B Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class B Notes evidencing in the aggregate Class B Percentage Interests totaling 100%. To the extent that, for federal income tax purposes, the Class B Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class B Notes owning a specified percentage of the outstanding Class B Note Principal Balance shall be construed to mean Holders of Class B Notes evidencing such specified percentage of the then outstanding indebtedness.

   "Class B Portion" means the aggregate interest in the Trust evidenced by the Class B Notes.





                                    Annex-6

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   "Class B Principal Payment Amount" means, for any Payment Date, the lesser of (i) the Class B Base Principal Distribution Amount for such Payment Date and
(ii) the amount necessary to reduce the Class B Note Principal Balance to zero.

   "Closing Date" means April 11, 2000.

   "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, as the same may be in effect from time to time and any successor thereto.

   "Collection Account" means the Eligible Bank Account established pursuant to
Section 3.01 of the Indenture.

   "Collection Period" means, with respect to any Payment Date, the period from the opening of business on the second day of the immediately preceding calendar month through the close of business on the first day of the calendar month in which such Payment Date occurs.

   "Collections" means, with respect to a Collection Period and a Contract, all Scheduled Payments, Liquidation Proceeds, Insurance Proceeds, Early Termination Contract Proceeds, Prepayments, proceeds from any Contract subject to a Casualty Loss, Final Scheduled Payments, Prepayments and amounts received in respect of the Contracts or related Equipment pursuant to any Source Agreements (including amounts received as a Source Repurchase Price from the Source under any recourse agreements, amounts received as a Source Repurchase Price from the Guarantor, amounts withdrawn from the Reserve Account or amounts withdrawn from the Letter of Credit Deposit Account) and Defaulted Contract Recoveries received by the Servicer from or on behalf of an Obligor with respect to such Contract during such Collection Period. Collections do not include Servicing Charges, Excluded Amounts, Repurchase Amounts, Advance Payments and Servicer Advances.

   "Computer Tape" means, collectively, the computer tapes generated by the Servicer which provide information relating to the Contracts and which were, or will be, used by the Servicer in selecting the Contracts conveyed to the Issuer pursuant to the Receivables Transfer Agreement and any Subsequent Transfer Agreement.

   "Contract" means each of the agreements evidencing the indebtedness of the related Obligor, including, as applicable, schedules, supplements and amendments thereto, under which the Source or SierraCities.com, as applicable, leases or finances specified Equipment to an Obligor and which are conveyed to the Trust and identified on the List of Initial Contracts delivered on the Closing Date, with respect to Subsequent Contracts, on the List of Subsequent Contracts delivered on the related Subsequent Transfer Date or, with respect to Substitute Contracts, on the List of Substitute Contracts delivered on the related Substitute Transfer Date.

   "Contract File" means, with respect to each Contract, (1) a certified copy of the master Contract, if applicable, (2) the executed original counterpart of the Contract that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-105(1)(b), 9-105(l)(i) or 9-305 of the UCC, (3) an original certificate, executed by an Obligor, evidencing delivery and acceptance of the Equipment, (4) Obligor's corporate resolutions and secretary's certificate, if required under the Credit and Collection Policies and Procedures, (5) a guaranty, if any, (6) copies of documentation relating to the purchase of the Equipment, (7) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an Original Equipment Cost of more than $40,000), (8) evidence of filing or copies of all UCC financing statements filed with respect to the Equipment or the Contract in





                                    Annex-7
accordance with the Filing Requirements; all such UCC financing statements shall include either (a) UCC standard forms executed by the debtor and the secured party, as required, or (b) evidence of the electronic filing of such UCC financing statement, in which case acknowledgement copies shall be forwarded promptly as they are received, (9) with respect to a Contract originated by the Source, a certified copy of the related sale and assignment between the Source and SierraCities.com, as well as any other Contract assignments, (10) copies of any additional Contract documents evidencing any changes or modifications of a Contract by the Servicer in accordance with the terms of the Servicing Agreement, and (11) reference to the applicable contract management code on the Contract Management System and any other documents relating thereto held by SierraCities.com, as Servicer.

   "Contract Management Code" has the meaning set forth in Section 2.01 of the Receivables Transfer Agreement.

   "Contract Management System" means the computerized electronic contract management system maintained by SierraCities.com for all Contracts and other agreements similar to the Contracts.

   "Contract Number" means, with respect to each Contract, its identifying number.

   "Contract Pool" means, at any time, all Contracts held as part of the Pledged Property.

   "Conveyance Date" means, with respect to the Initial Contracts, the Closing Date, with respect to a Subsequent Contract, the related Subsequent Transfer Date and with respect to Substitute Contracts, the Substitute Transfer Date.

   "Conveyed Assets" means the Initial Conveyed Assets, the Subsequent Conveyed Assets and the Substitute Conveyed Assets.

   "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is specified in
Section 11.06 of the Indenture.

   "Credit and Collection Policies and Procedures" means the credit and collection policies and procedures of the Servicer.

   "Credit File" means, with respect to each Contract, the following documents:
(a) copies of the Contract, any UCC financing statements and any other original documents related to the Contract, (b) the application of the related Obligor,
(c) documentation evidencing the information with respect to such Contract input into the Contract Management System and (d) any other information required by the Servicer pursuant to its customary policies and procedures.

   "Cut-Off Date" means, with respect to the Initial Contracts, the Initial Cut-Off Date, with respect to the Subsequent Contracts, the related Subsequent Cut-Off Date and with respect to each Substitute Contract, the related Substitute Cut-Off Date.

   "DCR" means Duff & Phelps Credit Rating Co.

   "Default Notice" means the notice, substantially in the form of Exhibit E to the Indenture, delivered by the Servicer to the Indenture Trustee, the Source and the Guarantor of the Source's obligation, whereby the Servicer seeks to enforce Source Agreement Rights.




                                    Annex-8

   "Defaulted Contract" means a Contract that becomes defaulted at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent, or (iii) such Contract was repurchased by the Source pursuant to the Source Agreement. The determination as to delinquency of Scheduled Payments shall be made after the application of amounts received in accordance with the Servicer's accounting procedures related to classification of delinquency consistent with its delinquency results for financial reporting purposes.

   "Defaulted Contract Recoveries" means all proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

   "Delinquent Contract" means, as of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due. The determination as to delinquency of Scheduled Payments shall be made after the application of amounts received in accordance with the Servicer's accounting procedures related to classification of delinquency consistent with its delinquency results for financial reporting purposes.

   "Depositor" means First Sierra Receivables III, Inc., a Delaware corporation.

   "Depository" means The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.

   "Determination Date" means, with respect to a Payment Date, a date which is two Business Days prior to such Payment Date.

   "Direct Participant" means any broker-dealer, bank or other financial institution for which the Depository holds the Class A and Class B Notes from time to time as a securities depositary.

   "Discounted Contract Principal Balance" means, with respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Indenture or the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract purchased by the Servicer or SierraCities.com pursuant to the Servicing Agreement or by the Trust Certificate Holder pursuant to the Indenture, shall be deemed to be equal to zero as of the last day of the immediately preceding Collection Period.

   In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:




                                    Annex-9

         Scheduled Payments are due on the last day of each Collection Period;

         Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

         Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

   "Discount Rate" means, as of any date, 8.45%. The Discount Rate is equal to the sum of (a) the Class B Note Rate and (b) the Servicer Fee Rate.

   "Drawing Certificate" means the drawing certificate delivered by the Indenture Trustee to a Letter of Credit Confirming Bank to request a draw on a Letter of Credit, substantially in the form of Exhibit F-1 and F-2 to the Indenture.

   "Early Termination Contract" means any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

   "Early Termination Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Early Termination Contract (net of reasonable out-of-pocket remarketing expenses).

   "Eligible Bank Account" means a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least, if deposits are to be held in such account for more than thirty days, (i) "AA-" or better by S&P, (ii)"A2" or better by Moody's and (iii) A by DCR and whose short-term unsecured obligations are rated at least, if deposits are to be held in such account for thirty days or less, (i) "A-1+" by S&P, (ii) "P-1" by Moody's and (iii) D-1 by DCR; provided, that if DCR does not rate such entity then the ratings of S&P and Moody's shall suffice, or
(b) a segregated trust account or similar account maintained with a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

   "Eligible Contract" means any Contract that is not a Defaulted Contract and with respect to which all of the representations and warranties set forth in
Section 2.02 of the Servicing Agreement were true as of the date made.

   "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require the registration of the Trust as an investment company pursuant to the Investment Company Act):

                  (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

            (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,

            (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Indenture Trustee's investment or contractual commitment to invest therein, the





                                    Annex-10
         certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, or, if not rated by DCR or Moody's, the highest rating category provided by S&P;

            (iii) certificates of deposit having a rating in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P; or

            (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by each of the Rating Agencies (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor), or, if not rated by DCR and Moody's, the highest rating category provided by S&P;

                  (b) demand deposits in the name of the Indenture Trustee in any depositary institution or trust company referred to in clause
         (a)(ii) above;

                  (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P;

                  (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P;

                  (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by each of the Rating Agencies, or, if not rated by DCR and Moody's, the highest rating category provided by S&P; and

                  (f) any other investment with respect to which the Rating Agency Condition has been satisfied.

   Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

   "Equipment" means, with respect to a Contract, the equipment leased, sold or financed, as applicable, to an Obligor pursuant to such Contract, and any inventory, accounts and other general intangibles or assets, as the case may be, that secure payment under such Contract which Equipment includes the Original Equipment, the Subsequent Equipment and the Substitute Equipment.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Event of Default" has the meaning specified in Section 8.01 of the Indenture.





                                    Annex-11

   "Event of Servicing Termination" has the meaning specified in Section 6.01 of the Servicing Agreement.

   "Excess Amounts" means, with respect to any Contract, any payment required to be paid by the related Obligor pursuant to such Contract at the maturity of such Contract in excess of the final Scheduled Payment with respect to such Contract.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Excluded Amounts" means any payments received from an Obligor or the Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from the Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, Expired Contract Proceeds (other than any amounts then due from a related Source under the related Source Agreement) or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance made on the immediately preceding Payment Date.

   "Expired Contract" means any Contract that has terminated on its scheduled expiration date after full payment of all Scheduled Payments and the Final Scheduled Payment.

   "Expired Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Contract.

   "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

   "Filing Locations" means the jurisdictions in which any Equipment is located under Contracts as of the applicable Cut-Off Date.

   "Filing Requirements" means

   (a) with respect to the Contracts, a UCC-1 financing statement with respect to the assignment of all Contracts and any related Source Agreement Rights by the related Source to SierraCities.com pursuant to the related Source Agreement, by SierraCities.com to the Sellers pursuant to the Warehouse Trusts, by the Sellers to the Owner Trustee, on behalf of the Issuer pursuant to the Receivables Transfer Agreement,

   (b) with respect to the Contracts and any related Source Agreement Rights, a UCC-1 financing statement with respect to the pledge by the Owner Trustee, on behalf of the Issuer, of all Contracts and any related Source Agreement Rights to the Indenture Trustee pursuant to the Indenture,

   (c) with respect to Equipment, (i) in each Filing Location in which Equipment with an Original Equipment Cost of $75,000 or greater is then located, financing statements on Form UCC-1 for Contracts originated by the Source, naming the Obligor as debtor and the Source as secured party and First Sierra Financial, Inc. or SierraCities.com as assignee; and (ii) with respect to clause (i), the filings in paragraph (b) above in favor of the Indenture Trustee in


                                    Annex-12
respect of the Contracts shall include all related rights relating to such Contracts, including the security interests in the Equipment subject to this clause (c).

   "Final Scheduled Payment" means, with respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.

   "Financing Statements" means a form UCC-1 financing statement.

   "First Sierra Group" means, as of any relevant date, the affiliated group within the meaning of section 1504 of the Code of which SierraCities.com, or any successor thereto, is the common parent, or of which SierraCities.com is a member, and shall mean any group eligible to file consolidated, combined or unitary returns for state, local or foreign tax purposes which includes SierraCities.com, regardless of the identity of the common parent.

   "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

   "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

   "Gross Charge-Off Event" exists on any Payment Date on which the Gross Charge-Off Ratio exceeds 10.0%.

   "Gross Charge-Off Ratio" means, with respect to any Payment Date, the quotient, expressed as a percentage, of (a) the sum of the aggregate Discounted Contract Principal Balance of all Defaulted Contracts divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the related Conveyance Date. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.

   "Guarantor" means Sky Financial Group, Inc. as guarantor of the Source's obligations under the Source Agreement.

    "Guaranty" means that certain Guaranty dated as of October 1, 1999 in favor of SierraCities.com by Sky Financial Group, Inc.

    "Holder" means the Person in whose name a Note is registered in the Register, or in the case of a Trust Certificate, in the Certificate Register, as the case may be.

   "Holding Trust Agreement" means the First Sierra Holding Trust III Trust Agreement, dated as of March 1, 2000, between the Depositor of the Holding Trust and the Owner Trustee of the Holding Trust.



                                    Annex-13

   "Holding Trust" means First Sierra Holding Trust III.

   "Income Taxes" means any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital, net worth, or the privilege of doing business, and any minimum taxes or withholding taxes based upon any of the foregoing, including any penalties, interest or additions to tax imposed with respect thereto.

   "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person as Obligor, (c) to the extent not included in clause (b), above, all capital leases of such Person as Obligor, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety (90) days past due),
(e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

   "Indenture" means the Indenture, dated as of March 1, 2000, among the Trust, the Servicer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

   "Indenture Trustee" means the institution executing the Indenture and Servicing Agreement as Indenture Trustee, or its successor in interest, and any successor indenture trustee appointed as provided herein, or any successor to the Indenture Trustee's corporate trust business (or a substantial portion thereof) and initially shall mean Bankers Trust Company, a New York banking corporation.

   "Indenture Trustee Fee" means, with respect to each Payment Date, an amount equal to $416.67.

   "Indenture Trustee Expenses" means, the reasonable expenses of the Indenture Trustee, as set forth in Section 7.07(a)(ii) of the Indenture.

   "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.05 of the Indenture, prepared by an Independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

   "Independent Public Accountant" means any of (a) Arthur Andersen LLP, (b) Deloitte & Touche, (c) PricewaterhouseCoopers, (d) Ernst & Young, and (e) KPMG Peat Marwick (and any successors thereof); provided, that such firm is independent with respect to the Servicer or any subservicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.

   "Indirect Participant" means any financial institution for whom any Direct Participant holds an interest in a Class A or Class B Note.


                                    Annex-14

   "Initial Aggregate Discounted Contract Principal Balance" means the Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date, which amount is equal to $188,652,640.43.

        "Initial Class A Note Principal Balance"            $174,600,000
        "Initial Class A-1 Note Principal Balance"          $ 75,000,000
        "Initial Class A-2 Note Principal Balance"          $ 99,600,000
        "Initial Class B Note Principal Balance"            $ 14,052,729

   "Initial Contracts" means the Contracts pledged by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture on the Closing Date.

   "Initial Conveyed Assets" means, with respect to the Receivables Transfer Agreement (a) all of the Sellers' right, title and interest in and to the Original Equipment, (except for any licensed products that may accompany the Original Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Original Equipment, including all income and proceeds upon any sale or other disposition of the Original Equipment, (b) all of the Sellers' right, title and interest in and to, but not its obligations under, the Initial Contracts and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies due or to become due in payment of the Initial Contracts on or after the Initial Cut-Off Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Sellers' rights and interests in the Insurance Policies relating to the foregoing, (f) all Source Agreements and Source Agreement Rights to the extent they relate to any Initial Contract and any Original Equipment covered by the Initial Contracts and (g) all proceeds and income of the foregoing or relating thereto.

   "Initial Cut-Off Date" means the close of business on March 1, 2000.

   "Initial Receivables" means the Initial Contracts and the Original Equipment.

   "Initial Unpaid Amount" means, with respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the related Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the related Cut-Off Date with respect to such Contract.

   "Insurance Policy" means, with respect to an item of Equipment and the related Contract, any insurance policy required to be maintained by the Obligor pursuant to such Contract that covers physical damage to such physical Equipment and liability resulting from the use, operation or possession of such Equipment (including policies procured by or on behalf of SierraCities.com on behalf of the Obligor).

   "Insurance Proceeds" means, with respect to an item of Equipment and the related Contract, any amount received during a Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and related Contract.

   "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date.



                                    Annex-15

   "Investment Company Act" means the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

   "Investment Earnings" means any and all income from the investment of monies held, from time to time, in the Collection Account, the Reserve Account, the Supplemental Interest Reserve Account the Letter of Credit Deposit Account, the Pre-Funding Account and the Capitalized Interest Account pursuant to Section
3.03 of the Indenture, net of any losses on any investments held in such accounts.

   "IRS" means the Internal Revenue Service and any successor thereto.

   "Issuer" or "Trust" means First Sierra Healthcare Equipment Contract Trust 2000-1, a common law trust acting through Christiana Bank & Trust Company, not in its individual capacity but solely as Owner Trustee.

   "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

   "Letters of Credit" means (i) the irrevocable standby letter of credit number 452 dated as of December 30, 1999 issued by Sky Bank for the benefit of First Sierra Financial, Inc., as amended by Amendment No. 1 dated March 31, 2000 (the "Sky Letter of Credit") which Letter of Credit was confirmed by The Northern Trust Company Chicago in an Advice of Letter of Credit, Advice No. K274605, dated January 3, 2000, which advice was confirmed by the Confirming Bank on April 4, 2000 and which advice was transferred to the Trust by the Confirming Bank pursuant to a Transfer Advice of Irrevocable Letter of Credit dated April 7, 2000 and (ii) the irrevocable standby letter of credit number SLC99-1850 dated as of December 30, 1999 issued by MidAm Bank for the benefit of First Sierra Financial, Inc., as amended by Amendment No. 1 dated March 31, 2000 (the "MidAm Letter of Credit") as confirmed by Bank One N.A. on January 3, 2000, reference number 00321781, which confirmation was amended by Amendment No. 1 dated April 4, 2000, which Letter of Credit was transferred in its entity to the Trust by Bank One N.A. on April 7, 2000.

    "Letter of Credit Confirming Bank" means (i) with respect to the Sky Letter of Credit, Northern Trust Company, Chicago and (ii) with respect to the MidAm Letter of Credit, Bank One, N.A., Chicago.

    "Letter of Credit Deposit Account" means the Eligible Bank Account established pursuant to Section 3.08 of the Indenture.

   "Letter of Credit Draw Event" means the occurrence or continuation of any of the following events:

  (i) Sky Financial Group, Inc. has failed to meet its repurchase obligations set forth in its Guaranty dated December 30, 1999; or

   (ii) Sky Financial Group, Inc. or MidAm Bank has notified First Sierra Financial Inc that the related Letter of Credit will not be renewed for an additional 364 days (or the prior banking day if the expiry date falls on a non-banking date) from its current expiry; or





                                    Annex-16

   (iii) the long term debt credit rating of (x) Bank One N.A. has dropped below an S&P rating of "A" or a Moody's rating of "Aa" or (y) the long term debt credit rating of Northern Trust Company, Chicago has dropped below an S&P rating of "AA" or a Moody's rating of "Aa"; or

   (iv) a Letter of Credit Confirming Bank has notified First Sierra Financial, Inc. that it will not continue to confirm the related Letter of Credit for an additional 364 days(or the prior banking day if the expiry date falls on a non-banking date) from its current expiry.

   "Letter of Credit Draw" has the meaning set forth in Section 3.08(b) of the Indenture.

   "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any Contract in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

   "Liquidation Proceeds" means, with respect to a Defaulted Contract, proceeds from the sale or re-lease of the Equipment, proceeds of the related Insurance Policy, proceeds from any Source Agreements and any other recoveries with respect to such Defaulted Contract and the related Equipment, net of reasonable remarketing expenses and amounts so received that are required to be refunded to the Obligor on such Contract.

   "List of Contracts" means the List of Initial Contracts, each List of Subsequent Contracts and each List of Substitute Contracts.

   "List of Initial Contracts" means the List of Initial Contracts delivered pursuant to Section 2.03(a) of the Indenture.

   "List of Subsequent Contracts" means the List of Subsequent Contracts delivered pursuant to Section 2.02(c) of the Receivables Transfer Agreement.

   "List of Substitute Contracts" means the List of Substitute Contracts delivered pursuant to Section 4.02 of the Indenture.

   "Lockbox Account" means the lockbox account established pursuant to the Lockbox Agreement.

   "Lockbox Agreement" means the Lockbox Agreement dated as of February 13, 1995, among SierraCities.com and Chase Bank of Texas, N.A.

   "Lockbox Bank" means Chase Bank of Texas, N.A.

   "Majority Holders" means the holders of the Applicable Securities that together own Applicable Securities with an aggregate Percentage Interest in excess of 50%.

   "Monthly Statement" has the meaning specified in Section 4.08 of the Servicing Agreement.

   "Moody's" means Moody's Investors Service, Inc.

   "Necessary Consents" means, with respect to any Person, all necessary consents to the closing of the transactions contemplated by the Transaction Documents.

   "Notes" means the Class A Notes and the Class B Notes.





                                    Annex-17

   "Noteholder" means the Person in whose name a Note is registered in the Register held by the Note Registrar.

   "Note Principal Balance" means, with respect to any Class of Notes, the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, and the Class B Note Principal Balance, as applicable.

   "Note Rate" means, with respect to any Class of Notes, the Class A-1 Note Rate, the Class A-2 Note Rate, and the Class B Note Rate, as applicable.

   "Note Registrar" means, initially, the Indenture Trustee pursuant to Section
5.03 of the Indenture.

   "Obligor" means, with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof.

   "Officer's Certificate" means a certificate delivered by an Authorized
Officer.

   "Opinion of Counsel" means a written opinion of counsel, who may be counsel employed by the Servicer or other counsel, in each case acceptable to the addressees thereof.

   "Original Equipment" means any of the Equipment relating to the Initial Contracts.

   "Original Equipment Cost" means the invoice price of the Equipment, exclusive of amounts, if any, paid for taxes, warranty extensions or service contracts.

   "Original Pre-Funded Amount" means $1,000.00.

   "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

    (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

   (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made);

   (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser; and

   (iv) Notes that have been alleged to be destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 5.04 of the Indenture;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so



                                    Annex-18
owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers or any Affiliate of any of the foregoing Persons.

   "Outstanding Amount" means the aggregate principal amount of all Notes or class of Notes, as applicable, Outstanding at the date of determination.

   "Owner Trustee" means Christina Bank & Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement and the Holding Trust Agreement, and any successor owner trustee.

   "Payment Date" means the 18th day of each calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on May 18, 2000 until such time as the Indenture has been terminated in accordance with Article IX thereof.

   "Percentage Interest" means, with respect to a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the Note held by such Noteholder as of the Closing Date by the related Note Principal Balance of the related Class of Notes as of the Closing Date.

   "Permitted Liens" means:

       (a) Liens granted in favor of the Trust under the Receivables Transfer Agreement or the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture; and

       (b) Liens constituting the rights of Obligors under Contracts.

   "Person" means a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

   "Pledged Property" means the property pledged by the Trust to the Indenture Trustee on behalf of the Noteholders pursuant to Section 2.01 of the Indenture, except for the Initial Unpaid Amounts relating thereto.

   "Pool Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (a) the Aggregate Discounted Contract Principal Balance of the Contracts as of the immediately preceding Calculation Date to (b) the Initial Aggregate Discounted Contract Principal Balance.

   "Pre-Funded Amount" means the Original Pre-Funded Amount reduced by amounts withdrawn from the Pre-Funding Account in accordance with Section 3.02 of the Indenture.

   "Pre-Funding Earnings" means with respect to any Payment Date, the actual Investment Earnings then on deposit in the Pre-Funding Account.

   "Pre-Funding Account" means that certain account established and maintained by the Indenture Trustee pursuant to Section 3.02(a) of the Indenture.

   "Pre-Funding Period" means the period from and including the Closing Date until the earlier of (i) the date on which the balance of funds on deposit in the Pre-Funding Account is reduced to an amount less than $100,000, (ii) the date on which an Event of Default or an Event of Servicing Termination occurs, or (iii) the close of business on June 10, 2000.



                                    Annex-19

   "Prepayment" means, with respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not considered to be Prepayments.

   "Prepayment Amount" means, with respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

   "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

   "Rating Agency Condition" means written confirmation from each Rating Agency that the use of such investment will not result in the reduction or withdrawal of the rating assigned by such Rating Agency to any of the Notes.

   "Rating Agencies" means DCR and Moody's.

   "Receivables" means the Contracts together with the Equipment.

   "Receivables Transfer Agreement" means the Receivables Transfer Agreement, dated as of March 1, 2000, among SierraCities.com, the Depositor, First Union National Bank, Variable Funding Capital Corporation, Fairway Finance Corporation, Merrill Lynch Mortgage Capital, Inc., First Sierra Equipment Contract Trust 1999-H, Bankers Trust Company, as trustee of the Sellers, and the Issuer.

   "Record Date" means, with respect to any Payment Date, the last day of the related Interest Accrual Period.

   "Register" means the register kept by the Indenture Trustee pursuant to
Section 5.03 of the Indenture.

   "Registration Statement" shall mean the Registration Statement filed with the SEC under the Securities Act (No. 333-12199) materially in the form in which it was declared effective.

   "Regulations G, T, U and X" means, collectively, Regulations G, T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 207, 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

   "Representation Letter" means letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A and Class B Notes registered in the Register under the nominee name of the Depository.



                                    Annex-20

   "Repurchase Amount" means, with respect to a Payment Date and a Contract, the sum, without duplication, of (a) the Discounted Contract Principal Balance as of the close of business on the last day of the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (b) the product of (i) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (ii) one-twelfth of the Discount Rate; (c) any Scheduled Payments theretofore due and not paid by an Obligor; and (d) any Final Scheduled Payment due or to become due under the Contract.

   "Repurchase Contract" means any Contract that has been repurchased by SierraCities.com pursuant to Section 4.01 of the Indenture.

   "Requisite Amount" means, with respect to the Closing Date and any Subsequent Transfer Date, an amount equal to the product of (x) 2.35% and (y) the sum of (i) Initial Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date and (ii) the aggregate Discounted Contract Principal Balance of all Subsequent Contracts as of the related Subsequent Cut-Off Date, which amount shall be equal to $4,433,337.05.

   "Reserve Account" means the Eligible Bank Account established pursuant to
Section 3.04 of the Indenture.

   "Responsible Officer" means (i) when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Principal, Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Owner Trustee, any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Managing Director, any trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

   "Scheduled Payments" means, with respect to a Contract, the periodic payment (exclusive of any amounts in respect of late charges, insurance, warranty extensions, service contracts or taxes and reflecting any adjustment for any partial Prepayment and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related Collection Period; provided, however, that with respect to any Contract as to which SierraCities.com retained the security deposit, a Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit.

   "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

   "SEC" means the Securities and Exchange Commission and any successor thereto.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Seller" means First Sierra Receivables III, Inc.


                                    Annex-21

   "Servicer" means the Person performing the duties of the Servicer under the Indenture and the Servicing Agreement, initially SierraCities.com.

   "Servicer Advance" means any amount paid by the Servicer with respect to a Delinquent Contract pursuant to Section 4.03 of the Servicing Agreement.

   "Servicer Fee" means the fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to Article 4 of the Servicing Agreement in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Discounted Contract Principal Balance as of the opening of business on the first day of the related Collection Period.

   "Servicer Fee Rate" means 0.50% per annum.

   "Servicer Termination Notice" means the notice described in Section 6.01 of the Servicing Agreement.

   "Servicing Agreement" means the Servicing Agreement, dated as of March 1, 2000, among the Servicer, SierraCities.com, the Trust and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

   "Servicing Charges" means the sum of (a) any late payment charges paid by an Obligor on a Delinquent Contract after application of any such charges to amounts then due under such Contract and (b) any other incidental charges or fees received from an Obligor.

   "Servicing Officer" means any representative of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

   "Servicing Standard" has the meaning specified in Section 4.01(a) of the Servicing Agreement.

   "SierraCities.com" means SierraCities.com Inc., formerly First Sierra Financial, Inc., a Delaware corporation.

   "Source" means Sky Financial Solutions, Inc., the third party from whom SierraCities.com acquired the Contracts pursuant to SierraCities.com's "private label program".

   "Source Agreement" means the agreement between SierraCitities.com, Inc. and the Source pursuant to which SierraCities.com acquired all right, title and interest of the Source in and to a Contract and a security interest in the Source's right, title and interest in and to the related Equipment.

   "Source Agreement Rights" means (i) any and all rights of SierraCities.com under the Source Agreement with respect to such Source Agreement to the extent such Source Agreement relates to any Contract and any Equipment covered by the Contracts and (ii) any and all rights of SierraCities.com under the Guaranty or any letters of credit with respect to the Source Agreement to the extent the Guaranty, any letter of credit or Source Agreement relates to any Contract and any Equipment covered by the Contracts.

   "Source Repurchase Price" means, with respect to any Contract required to be repurchased by the Source pursuant to the terms of the Source Agreement and as of the date such Contract is required to be repurchased, an amount equal to the sum of (i) the Discounted Contract Balance of such Contract, plus (ii) any costs and expenses incurred by the Servicer in enforcing its rights


                                    Annex-22
and remedies under the Source Agreement and under such Contract, plus (iii) any accrued but unpaid late charges, taxes or other charges due under such Contract. Solely for the purposes of calculating the Source Repurchase Price, "Discounted Contract Balance" shall mean, with respect to any Contract required to be repurchased by the Source pursuant to the terms of the Source Agreement and as the date such Contract is required to be repurchased, an amount equal to the sum of (i) all Scheduled Payments due under such Contract and unpaid as of such date, plus (ii) the present value of the remaining Scheduled Payments to become due under such Contract, discounted to such date of determination using a "Purchase Cost Discount Rate" specified by the Servicer in the related Default Notice.

   "State" means any state of the United States of America and, in addition, the District of Columbia and Puerto Rico.

   "Subsequent Contracts" means those contracts listed on the List of Subsequent Contracts attached to the related Subsequent Transfer Agreement.

   "Subsequent Conveyed Assets" means, with respect to any Subsequent Transfer Agreement (a) all of the Sellers' right, title and interest in and to the Subsequent Equipment relating to Subsequent Contracts (except for any licensed products that may accompany the Subsequent Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Subsequent Equipment, including all income and proceeds upon any sale or other disposition of the Subsequent Equipment, (b) all of the Sellers' right, title and interest in and to, but not its obligations under, the Subsequent Contracts, and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies due or to become due in payment of the Subsequent Contracts on or after the related Subsequent Cut-Off Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Sellers' rights and interests in the Insurance Policies relating to the foregoing, (f) the Source Agreement and Source Agreement Rights to the extent they relate to any Subsequent Contract and any Subsequent Equipment covered by the Subsequent Contracts and (g) all proceeds and income of the foregoing or relating thereto.

   "Subsequent Cut-Off Date" means with respect those Subsequent Contracts which are pledged to the Indenture Trustee pursuant to a Subsequent Transfer Agreement, three Business Days prior to such Subsequent Transfer Date.

   "Subsequent Equipment" means the Equipment relating to the Subsequent Contracts, a security interest in which will be pledged to the Indenture Trustee on the related Subsequent Transfer Date.

   "Subsequent Receivables" means the Subsequent Contracts and the Subsequent Equipment.

   "Subsequent Transfer Agreement" means each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Sellers and the Trust substantially in the form of Exhibit A to the Receivables Transfer Agreement, by which Subsequent Receivables are sold to the Trust.

   "Subsequent Transfer Date" means any date on which a Subsequent Contract is pledged to the Indenture Trustee pursuant to Section 2.01 of the Indenture.


                                    Annex-23

   "Substitute Contract" has the meaning specified in Section 4.02(a) of the Indenture.

   "Substitute Conveyed Assets" means, with respect to the Receivables Transfer Agreement (a) all of the Sellers' right, title and interest in and to the Substitute Equipment relating to Substitute Contracts (except for any licensed products that may accompany the Substitute Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Substitute Equipment, including all income and proceeds upon any sale or other disposition of the Substitute Equipment, (b) all of the Sellers' right, title and interest in and to, but not its obligations under, the Substitute Contracts and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies due or to become due in payment of the Substitute Contracts on or after the related Substitute Cut-Off Date, including without limitation, all Scheduled Payments thereunder (whether or not due), any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Sellers' rights and interests in the Insurance Policies relating to the foregoing, (f) the Source Agreement and Source Agreement Rights to the extent they relate to any Substitute Contract and any Substitute Equipment covered by the Substitute Contracts and (g) all proceeds and income of the foregoing or relating thereto.

   "Substitute Cut-Off Date" means, with respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Substitute Transfer Date occurs.

   "Substitute Equipment" means the Equipment pledged to the Indenture Trustee on each Substitute Transfer Date.

   "Substitute Transfer Date" means any date on which a Substitute Contract is pledged pursuant to Section 4.02 of the Indenture.

   "Subsequent Transfer Agreement" has the meaning set forth in Section 2.02(c) of the Receivables Transfer Agreement.

   "Supplemental Interest Required Amount" means an amount equal to the excess of (i) the product of (x) 1.0% and (y) the sum of (i) Initial Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date and (ii) the aggregate Discounted Contract Principal Balance of all Subsequent Contracts as of the related Subsequent Cut-Off Date over (ii) the amount previously withdrawn from the Supplemental Interest Reserve Account pursuant to Section 3.09(c) of the Indenture.

   "Supplemental Interest Reserve Account" means the Eligible Bank Account established pursuant to Section 3.09 of the Indenture.

   "Tape" means the data base with respect to the Contracts used to calculate the information in the Monthly Statement.

   "Tax Sharing Agreement" means any tax allocation agreement or arrangement with respect to the First Sierra Group, including any arrangement for payments by or to a member of the First Sierra Group with respect to its liability for taxes (including taxes excluded from the definition of Income Taxes hereunder) of the First Sierra Group or arising from its contribution to taxable income or loss of the First Sierra Group.

   "TIA" means the Trust Indenture Act of 1939.


                                    Annex-24

   "Transaction Documents" means the Receivables Transfer Agreement, each Subsequent Transfer Agreement, the Indenture, this Annex A, the Servicing Agreement, the Notes, the Trust Certificate, the Trust Agreement and the Holding Trust Agreement.

   "Trust Agreement" shall mean the Trust Agreement, dated as of March 1, 2000, between the Depositor and the Owner Trustee, as amended, supplemented or otherwise modified from time to time.

   "Trust Certificate" means the Trust Certificate evidencing the beneficial ownership interest of a Holder of the Trust Certificate in the Trust, initially issued by the Issuer to the Holding Trust.

   "Trust Certificate Holder" means the holder of the Trust Certificate issued pursuant to the Trust Agreement.

   "Trust Certificate Principal Balance" means, as of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Substitute Contracts to be conveyed to the Trust on such Payment Date and (ii) the Aggregate Note Principal Balance, after taking into account any distributions on such Payment Date.

   "Trust Operating Expenses" means, with respect to any Payment Date, the aggregate amount described in clauses (iii) through (vi), inclusive, of Section 3.05(b) of the Indenture with respect to such Payment Date.

   "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

   "Underwriters" means Merrill Lynch, Pierce Fenner & Smith., a Delaware corporation and First Union Securities, Inc., a North Carolina corporation.

   "Unscheduled Principal Payments" means, with respect to any Payment Date, the aggregate amounts received during the immediately preceding Collection Period pursuant to any Source Agreement, in respect of Contracts, or the related Equipment (excluding Excluded Amounts).

   "Warranty Event" has the meaning provided in Section 4.01(a) of the Indenture.


                                    Annex-25